Exhibit 4.1
Execution Version

Lance, Inc.
(Name to be changed to Snyder’s—Lance, Inc.)
$100,000,000 5.72% Senior Notes due June 12, 2017

Amended and Restated Note Purchase Agreement

Dated as of December 7, 2010

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Schedule A	—	Information Relating to Noteholders

Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries, Affiliates, Directors and Senior Officers

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Exhibit 1	—	Form of 5.72% Senior Note due June 12, 2017

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Noteholders

Exhibit 9.7	—	Form of Subsidiary Guaranty Agreement

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Lance, Inc.
8600 South Boulevard
Charlotte, North Carolina 28273
$100,000,000 5.72% Senior Notes due June 12, 2017
Dated as of
December 7, 2010
To Each of the Noteholders Listed in
          Schedule A Hereto:
Ladies and Gentlemen:
          This Amended and Restated Note Purchase Agreement (this “Agreement”) is entered into as of December 7, 2010 by and among Lance, Inc., a company incorporated under the laws of North Carolina (the “Company”), Snyder’s of Hanover Manufacturing, Inc., a company incorporated under the laws of Pennsylvania (“Snyder’s Manufacturing”), Snyder’s of Hanover, Inc., a company incorporated under the laws of Pennsylvania (“Snyder’s”), and the noteholders named in Schedule A attached hereto (each a “Noteholder” and collectively the “Noteholders”).
Recitals
          A. Snyder’s Manufacturing, Snyder’s and certain institutional investors (the “Original Noteholders”) previously entered into that certain Note Purchase and Guarantee Agreement dated as of June 12, 2007 (the “Original Note Agreement”), pursuant to which, among other things, (i) Snyder’s Manufacturing sold to the Original Noteholders its 5.72% Senior Notes due June 12, 2017 in the original aggregate principal amount of $100,000,000 (the “Original Notes”) and (ii) Snyder’s agreed to guarantee the Guaranteed Obligations pursuant to the Guarantee Agreement (each as defined in the Original Note Agreement).
          B. Pursuant to that certain Agreement and Plan of Merger, dated as of July 21, 2010, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of September 30, 2010 (the “Merger Agreement”), by and among the Company, Snyder’s, and LIMA Merger Corp., a company incorporated under the laws of Pennsylvania (“Merger Sub”), Merger Sub will merge with and into Snyder’s, with Snyder’s being the surviving corporation (the “Merger”).
          C. Shortly after the consummation of the Merger, the Company will change its name from “Lance, Inc.” to “Snyder’s-Lance, Inc.”

Lance, Inc.	Amended and Restated Note Purchase Agreement
          D. In connection with the Merger, each of Snyder’s and Snyder’s Manufacturing desires to assign all of their right, title and interest in and to the Original Note Agreement and their obligations thereunder and under the Original Notes (in the case of Snyder’s Manufacturing) to the Company, and the Company desires to assume all of such obligations and be bound by each of the covenants, terms and provisions of the Original Note Agreement and the Original Notes, as amended and restated by this Agreement and the Notes (referred to below), respectively, all in accordance with and as set forth in Section 21 of this Agreement (the “Assignment and Assumption”).
          E. In further connection with the Merger and the Assignment and Assumption, the Company desires to have Snyder’s released from the Guarantee Agreement and its obligation to guaranty the Original Notes and the other Guaranteed Obligations under the Original Note Agreement, all as further set forth in Section 22 of this Agreement (the “Guaranty Release”).
          F. The consummation of the Assignment and Assumption and the Guaranty Release requires the prior written consent of the Noteholders, and as a condition to granting such prior written consent, the Noteholders have required, among other things, that the Company, Snyder’s Manufacturing and Snyder’s amend and restate the Original Note Agreement, the Original Notes and certain other Financing Agreements all on the terms and conditions set forth herein.
Agreements
          In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Note Agreement (including all Schedules and Exhibits thereto) and the Original Notes shall be amended and restated in their entirety as of the date hereof as follows:
Section 1. Notes.
     Section 1.1. Description of Notes. Upon satisfaction of the conditions set forth in Sections 3 and 4, as of the date of Closing, the outstanding Original Notes shall be amended and restated in their entirety (other than the principal amount thereof and the payee named therein) in the form set forth in Exhibit 1 and shall be reissued by the Company to the respective Noteholders, as provided in Section 3. The term “Notes” as used herein and in the other Financing Agreements shall include each amended and restated Note delivered pursuant to this Agreement to replace the outstanding Original Note and any notes issued in substitution therefor pursuant to Section 13 of this Agreement. Each amended and restated Note shall be deemed outstanding under and issued pursuant to the terms of this Agreement and entitled to all the benefits and agreements of this Agreement. All principal, interest and other amounts owed as of the Closing on the Original Notes shall continue from and after the Closing to be owing and due and payable in accordance with the terms of the Notes, respectively. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 1.2. Interest Rate. Each Note will be dated the date to which interest has been paid on the Original Note surrendered in exchange therefor, and will bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal thereof from such date at the rate of 5.72% per annum, payable semi-annually in arrears on the 12th day of June and December in each year and at maturity commencing on December 12, 2010, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal, interest or Make-Whole Amount from the due date thereof (whether by acceleration or otherwise) at the Default Rate until paid. Each Note will be expressed to mature on June 12, 2017 and will otherwise be substantially in the form attached hereto as Exhibit 1. Accrued and unpaid interest in respect of any of the Original Notes as of the date of Closing will be due and payable on December 12, 2010.
     Section 1.3. Subsidiary Guaranty Agreement. The payment and performance by the Company of its covenants and agreements hereunder and under the Notes may from time to time be unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement. As of the date of Closing there are no Subsidiary Guarantors.
Section 2. Amendment and Restatement; Continuance of Obligations.
     Section 2.1. Amendment and Restatement of Original Note Agreement and Original Notes. Upon execution and delivery of this Agreement by each of the Company, Snyder’s Manufacturing, Snyder’s and each Noteholder, and the satisfaction of the conditions set forth in Sections 3 and 4 hereof, the Original Note Agreement and the Original Notes shall be amended and restated in their entirety into this Agreement and the Notes, respectively.
     Section 2.2. Several Obligations. The obligations of each Noteholder hereunder are several and not joint obligations, and no Noteholder shall have any obligation or liability to any Person for the performance or nonperformance by any other Noteholder hereunder.
     Section 2.3. Survival of Obligations. All payment obligations of Snyder’s Manufacturing and Snyder’s under the Original Note Agreement and the Original Notes (in the case of Snyder’s Manufacturing) (including, in each case, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the Noteholders) shall survive the amendment and restatement of the Original Note Agreement into this Agreement and the amendment and restatement of the Original Notes into the Notes, and all such payment obligations, together with all other obligations, covenants and agreements therein, shall continue in full force and effect without novation or amendment or modification (other than as amended or modified by the terms of this Agreement and the Notes, respectively). Each of Snyder’s Manufacturing and Snyder’s hereby reaffirms, ratifies and confirms in all respects each and every such obligation, covenant and agreement made in the Original Note Agreement and the Original Notes and, pursuant to Section 21, hereby assigns to the Company all of their right, title and interest to, and all of their obligations under, such Original Note Agreement and Original Notes (in the case of Snyder’s Manufacturing), as amended and restated by this Agreement and the Notes, respectively, and the Company hereby ratifies and confirms that all such obligations,

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covenants and agreements are its legal, valid and binding obligations enforceable against it in accordance with their respective terms.
     Section 2.4 Amendment of Agreement and Notes Upon Name Change. Concurrently with the filing and effectiveness of an amendment, if any, to the Company’s Articles of Incorporation changing the Company’s name from “Lance, Inc.” to “Snyder’s-Lance, Inc.”, this Agreement and the Notes will automatically be amended to reflect such name change and each reference herein and therein, as the case may be, to “Lance, Inc.” will be deemed to refer to “Snyder’s-Lance, Inc.”. At the option of each Noteholder, such Noteholder may, pursuant to Section 13, request that each of its Notes be exchanged for a replacement Note in the form of Exhibit 1, with such changes thereto as giving effect to the amendment, if any, in this Section 2.4.
Section 3. Closing.
          The execution and delivery of this Agreement and of the Notes to be exchanged for the Original Notes shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on December 7, 2010 or on such other Business Day thereafter as may be mutually agreed upon by the Company and the Noteholders. At such Closing, the Company will deliver to each Noteholder a Note for the full outstanding principal amount of each Original Note held by such Noteholder (unless different denominations are specified by such Noteholder), dated the date through which interest has been paid on the corresponding Original Note and registered in such Noteholder’s name (or in the name of such Noteholder’s nominee) as provided in Schedule A. If at the Closing the Company shall fail to tender such Notes to any Noteholder as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Noteholder’s satisfaction, then such Original Note Agreement and such Original Notes, together with all other agreements, instruments and documents delivered in connection therewith shall continue in full force and effect without amendment as contemplated by this Agreement.
          If for any reason the Original Note held by any Noteholder is not delivered to the Company on the date of Closing, the Company shall deposit the Note to be delivered to the Noteholder with the Noteholder’s special counsel, Chapman and Cutler LLP, for delivery against receipt of the Original Note held by the Noteholder.
Section 4. Conditions to Closing.
          Each Noteholder’s obligation to consent to (i) the Assignment and Assumption, (ii) the Guaranty Release and (iii) the amendment and restatement of the Original Note Agreement into this Agreement and the Original Notes into the Notes at the Closing, is subject to the fulfillment to such Noteholder’s satisfaction, prior to or at the Closing, of the following conditions:
     Section 4.1. Representations and Warranties. The representations and warranties of the Company and each other Note Party, as applicable, in this Agreement shall be correct when made and at the time of the Closing.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing and after giving effect to the issuance of the Notes and the execution and delivery of this Agreement no Default or Event of Default shall have occurred and be continuing.
     Section 4.3. Compliance Certificates.
          (a) Officer’s Certificate. The Company shall have delivered to such Noteholder an Officer’s Certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.6 and 4.10 have been fulfilled.
          (b) Secretary’s Certificate. The Company shall have delivered to such Noteholder a certificate of its Secretary or an Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Merger Agreement.
     Section 4.4. Opinions of Counsel. Such Noteholder shall have received opinions in form and substance satisfactory to such Noteholder, dated the date of Closing (a) from K&L Gates, LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Noteholder or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders) and (b) from Chapman and Cutler LLP, the Noteholders’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Noteholder may reasonably request.
     Section 4.5. Exchange of Notes Permitted By Applicable Law, Etc. On the date of the Closing the transactions contemplated by this Agreement, including the exchange of the Original Notes of such Noteholder for the Notes, shall (a) be permitted by the laws and regulations of each jurisdiction to which such Noteholder is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Noteholder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Noteholder, such Noteholder shall have received an Officer’s Certificate certifying as to such matters of fact as such Noteholder may reasonably specify to enable such Noteholder to determine whether such purchase is so permitted.
     Section 4.6. Merger Agreement. The Merger Agreement shall be in full force and effect, shall not have been amended or modified in any material respect, and the conditions set forth in the Merger Agreement shall have been satisfied in full unless waived by the Company. The transactions contemplated by the Merger Agreement shall be consummated in accordance

Lance, Inc.	Amended and Restated Note Purchase Agreement
with the terms and provisions of the Merger Agreement. The Company shall have furnished to the Noteholders and their special counsel an executed copy of the Merger Agreement, the Certificate of Merger filed with the Secretary of State of the State of Pennsylvania evidencing the merger of Snyder’s and Merger Sub and all material documents and instruments to be delivered pursuant thereto.
     Section 4.7. Bank Credit Agreements. (a) The Bank Credit Agreement shall have been executed and delivered by the Company, the Lenders and the Administrative Agent. The Company shall have furnished to the Noteholders and their special counsel an executed copy of the Bank Credit Agreement, including all amendments thereto, certified as true and correct by a Senior Financial Officer on behalf of the Company.
          (b) A Second Amendment to be dated December 7, 2010 to the Existing Credit Agreement shall have been executed and delivered by the Company, Tamming Foods Ltd., the applicable lenders and the administrative agent, which Second Amendment provides for, among other things, (i) consent to the Merger, (ii) the amendment of certain covenants and events of default to be in line with the Bank Credit Agreement, (iii) upon the effectiveness of the Bank Credit Agreement, the repayment in full of all revolving loans and other extensions of credit under the Existing Credit Agreement (other than the $50,000,000 term loan) and the termination of all revolving loan credit commitments under the Existing Credit Agreement, and (d) if the Bank Credit Agreement is not effective concurrently with the occurrence of the Merger, permitting revolving loans under the Existing Credit Agreement to be used to fund the dividends in connection with the Merger. The Company shall have furnished to the Noteholders and their special counsel an executed copy of the Second Amendment to the Existing Credit Agreement, certified as true and correct by a Senior Financial Officer on behalf of the Company.
          (c) An instruction letter by the Company to the Administrative Agent under the Bank Credit Agreement shall have been executed and delivered, which instruction letter provides that the Administrative Agent apply the initial borrowings under the Bank Credit Agreement to payment of all outstanding obligations under the Existing Credit Agreement, other than the principal of and interest on the $50,000,000 term loan outstanding thereunder, and to terminate all revolving loan credit commitments thereunder. The Company shall have furnished to the Noteholders and their special counsel an executed copy of such instruction letter, certified as true and correct by a Senior Financial Officer on behalf of the Company (with such further certification that such instruction letter has been delivered to the Administrative Agent under the Bank Credit Agreement).
     Section 4.8. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Noteholders’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
     Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 4.10. Changes in Corporate Structure. Neither the Company nor any other Note Party shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation (other than the Merger) or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
     Section 4.11. Amendment Fee. Each Noteholder shall have received from the Company an amendment fee equal to 0.05% of the outstanding principal balance of the Notes held by such Noteholder as of the date of Closing, paid to each Noteholder’s account specified in Schedule A to this Agreement.
     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Noteholder and its special counsel, and such Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Noteholder or such special counsel may reasonably request.
          It is hereby agreed that the effectiveness of each of (i) the Assignment and Assumption, (ii) the Guaranty Release and (iii) the amendment and restatement of the Original Note Agreement into this Agreement and the Original Notes into the Notes, shall be deemed to have occurred upon the exchange of signature pages to this Agreement between the Note Parties, on the one hand, and the Noteholders on the other hand (which exchange may be carried out by and between the respective counsels acting for and on behalf of each such parties).
Section 5. Representations and Warranties of the Note Parties.
     Each Note Party, as applicable, represents and warrants to each Noteholder as set forth below, and acknowledges that each Noteholder is entering into this Agreement in reliance on the truth and accuracy of such representations and warranties. For purposes of this Agreement, except as otherwise specifically provided in this Agreement, all representations and warranties in this Section 5 shall be deemed to be made as if the Merger and the transactions contemplated by the Merger Agreement have already been consummated (and each of Snyder’s and Snyder’s Manufacturing are Subsidiaries of the Company).
     Section 5.1. Organization; Power and Authority. Each Note Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Note Party, as applicable, has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes (in the case of the Company) and the Merger Agreement (in the case of the Company and Snyder’s) and to perform the provisions hereof and thereof.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 5.2. Authorization, Etc. This Agreement, the Notes (in the case of the Company) and the Merger Agreement (in the case of the Company and Snyder’s) have been duly authorized by all necessary corporate action on the part of the applicable Note Party and each constitutes a legal, valid and binding obligation of such Note Party enforceable against such Note Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 5.3. Disclosure. This Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Note Parties in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Noteholder being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 26, 2009, in the case of the Company and its Subsidiaries (other than Snyder’s and its Subsidiaries), and March 28, 2010, in the case of Snyder’s and its Subsidiaries, there has been no change in the financial condition, operations, business, properties or prospects of any Note Party or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Note Party that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.
     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.
     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
     Section 5.5. Financial Statements; Material Liabilities. The Note Parties have delivered to each Noteholder copies of the financial statements of (i) the Company and its Subsidiaries (other than Snyder’s and its Subsidiaries) and (ii) Snyder’s and its Subsidiaries, in each case listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the companies being reported on as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by each Note Party, as applicable, of this Agreement, the Notes (in the case of the Company) and the Merger Agreement (in the case of the Company and Snyder’s) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Note Party or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Note Party or any Subsidiary is bound or by which any Note Party or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Note Party or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Note Party or any Subsidiary.
     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Note Party, as applicable, of this Agreement, the Notes (in the case of the Company) or the Merger Agreement (in the case of the Company and Snyder’s), other than any such consent, approval, authorization, registration, filing or declaration as have been obtained prior to Closing.
     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of any Note Party, threatened against or affecting any Note Party or any Subsidiary or any property of any Note Party or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Lance, Inc.	Amended and Restated Note Purchase Agreement
          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Note Parties know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries (other than Snyder’s and its Subsidiaries) have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 29, 2007. The federal income tax liabilities of Snyder’s and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended April 1, 2007.
     Section 5.10. Title to Property; Leases. The Company and each Subsidiary have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
     Section 5.11. Licenses, Permits, Etc. (a) The Company and each Subsidiary own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
          (b) To the best knowledge of each Note Party, no product of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
          (c) To the best knowledge of each Note Party, there is no Material violation by any Person of any right of the Company or any Subsidiary with respect to any patent, copyright,

Lance, Inc.	Amended and Restated Note Purchase Agreement
proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any Subsidiary.
     Section 5.12. Compliance with ERISA. (a) Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title IV of ERISA.
          (b) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I of ERISA or to such penalty or excise tax provisions, other than such liabilities as would not be individually or in the aggregate Material.
          (c) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
          (d) The execution and delivery of this Agreement and the effectiveness of the Assignment and Assumption hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Note Parties to each Noteholder in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of such Noteholder’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Original Notes purchased by such Noteholder.
     Section 5.13. Private Offering. Neither the Note Parties nor anyone acting on their behalf offered the Original Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Original Noteholders and not more than 7 other Institutional Investors, each of which was offered the Original Notes at a private sale for investment in connection with the initial sale and issuance of the Original Notes. Neither the Note Parties nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
     Section 5.14. Margin Regulations. Snyder’s Manufacturing applied the proceeds of the sale of the Original Notes to pay down short term Indebtedness, for the purchase of distribution

Lance, Inc.	Amended and Restated Note Purchase Agreement
and/or manufacturing companies in Snyder’s and its Subsidiaries’ then current line of business and for general corporate purposes. No part of the proceeds from the sale of the Original Notes has been or will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Note Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.0% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
     Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of (i) the Company and its Subsidiaries (other than Snyder’s and its Subsidiaries) as of September 29, 2010 and (ii) Snyder’s and its Subsidiaries as of October 10, 2010 (including, in each case, a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (including, for avoidance of doubt, Snyder’s and its Subsidiaries), other than the incurrence of the loans under the Bank Credit Agreement and the use of such loan proceeds to repay all revolving loans and other extensions of credit under the Existing Credit Agreement, each as described in Section 4.7. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.
          (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.
     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Original Notes by Snyder’s Manufacturing nor its use of the proceeds thereof violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United

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States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
          (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
          (c) No part of the proceeds from the sale of the Original Notes have been used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
     Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
          (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
          (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.
          (d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
     Section 5.19. No Guarantors of Material Debt Facilities. There is no Person (other than the Company) that is a co-obligor or otherwise guarantees Indebtedness under or in respect

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of any Material Debt Facility as of the date hereof. Accordingly, there is no Subsidiary required to be a Subsidiary Guarantor as of the date hereof.
Section 6. Representations of the Noteholders.
     Section 6.1. Purchase for Investment. Each Noteholder severally represents that it purchased the Original Notes for its own account or for one or more separate accounts maintained by such Noteholder or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Noteholder’s or their property shall at all times be within such Noteholder’s or their control. Each Noteholder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
     Section 6.2. Source of Funds. Each Noteholder severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) used by such Noteholder to pay the purchase price of the Original Notes purchased by such Noteholder:
     (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Noteholder’s state of domicile; or
     (b) the Source is a separate account that is maintained solely in connection with such Noteholder’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Noteholder to Snyder’s Manufacturing in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns

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more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in Snyder’s Manufacturing and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in Snyder’s Manufacturing and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to Snyder’s Manufacturing in writing pursuant to this clause (d); or
     (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in Snyder’s Manufacturing and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to Snyder’s Manufacturing in writing pursuant to this clause (e); or
     (f) the Source is a governmental plan; or
     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to Snyder’s Manufacturing in writing pursuant to this clause (g); or
     (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

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Section 7. Information as to Company.
     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:
     (a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC, if any, regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
     (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q, if any, prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.lance.com) and shall have given each Noteholder prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
     (b) Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC, if any, regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

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     (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of KPMG LLP or other independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K, if any, for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;
     (c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
     (d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
     (e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
     (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof

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has not been waived pursuant to such regulations as in effect on the date hereof; or
     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
     (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
     (f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
     (g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any Subsidiary (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K, if any) or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty Agreement as from time to time may be reasonably requested by any such holder of Notes.
     Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
     (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.5 through Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum

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amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
     (b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
     Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
     (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
     (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
Section 8. Payment and Prepayment of the Notes.
     Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.
     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5.0% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid,

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and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
     Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
     Section 8.6. Make-Whole Amount.
          “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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          “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
          “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
          “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
          In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
          “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
          “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on

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which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
          “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     Section 8.7. Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within 10 days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.
     (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.
     (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).
     (d) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
     (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount. The prepayment shall be

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made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.
          (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).
          (g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company, acting on behalf of the Company, and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.
          (h) “Change in Control” Defined. “Change in Control” means any of the following events or circumstances:
     (i) any “person” or “group” (each within the meaning of Rule 13d-5 of the SEC under the Exchange Act as in effect on the date hereof), other than the Principal Shareholders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rule 13d-3 of the SEC under the Exchange Act as in effect on the date hereof), directly or indirectly, of 30% or more of the capital stock or other equity interests of the Company the holders of which are entitled under ordinary circumstances (irrespective of whether at the time the holders of such stock or other equity interests shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors of the Company; or
     (ii) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members.

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          (i) “Control Event” Defined. “Control Event” means:
     (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;
     (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or
     (iii) the making of any written offer by any “person” (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act) to the holders of the capital stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.
Section 9. Affirmative Covenants.
          The Company covenants that so long as any of the Notes are outstanding:
     Section 9.1. Compliance with Law. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
     Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
     Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
     Section 9.7. Subsidiary Guarantors. (a) The Company will cause each Subsidiary which is required by the terms of any Material Debt Facility pursuant to which Indebtedness of the Company is outstanding to become a co-obligor of, or otherwise guarantee, such Indebtedness, to (A) enter into a Subsidiary Guaranty Agreement (or, at any time after at least one Subsidiary has executed the Subsidiary Guaranty Agreement, a supplemental agreement in the form of Exhibit A thereto) and (B) deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to a Material Debt Facility) the aforementioned Subsidiary Guaranty Agreement and the following items:
     (i) an opinion or opinions of counsel in all applicable jurisdictions to the combined effect that (A) the Subsidiary Guaranty Agreement has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid and binding obligation enforceable against such Subsidiary Guarantor in accordance with its terms and (B) the obligations of the Subsidiary Guarantor under the Subsidiary Guaranty Agreement would rank at least pari passu in right of payment with all other outstanding unsecured and unsubordinated Indebtedness of that Subsidiary Guarantor, other than Indebtedness mandatorily preferred by law, all as subject to any exceptions and

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assumptions of the type set forth in the opinions referenced in Section 4.4 and as are reasonable under the circumstances;
     (ii) a certificate of the Secretary or an Assistant Secretary (or other appropriate officer or person) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers;
     (iii) all reasonable fees and expenses of the holders of the Notes, including, without limitation, the reasonable fees of no more than one special counsel representing all of the holders of the Notes, incurred in connection with the execution and delivery of the Subsidiary Guaranty Agreement or supplement thereto, shall be paid or payable by the Company; and
     (iv) a certificate signed by a Senior Financial Officer of the Company (A) making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary Guarantor and the Subsidiary Guaranty Agreement, and (B) certifying that after giving effect to the Subsidiary Guaranty Agreement or supplement thereto no Default or Event of Default shall have occurred and be continuing.
          (b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under the Subsidiary Guaranty Agreement, (iii) such Subsidiary Guarantor is concurrently released from its obligations under all other agreements pursuant to which such Subsidiary Guarantor is a guarantor or obligor with respect to Indebtedness of the Company under any Material Debt Facility, (iv) if any fee or other form of consideration is given to any holder of Indebtedness of the Company or any Subsidiary for the purpose of such release, the holders of the Notes shall receive equivalent consideration, and (v) each holder of Notes shall have received a certificate of a Senior Financial Officer of the Company to the foregoing effect and setting forth the information (including reasonable detailed computations) reasonably required to establish compliance with the foregoing requirements.
     Section 9.8. Priority of Obligations. (a) The Company will ensure that its payment obligations under this Agreement, the Notes, and each other Financing Agreement will at all times rank at least pari passu, without preference or priority, with all other of the Company’s unsecured and unsubordinated Indebtedness.
     (b) The Company will ensure that the payment obligations of each Subsidiary Guarantor, if any, under the Subsidiary Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor.

Lance, Inc.	Amended and Restated Note Purchase Agreement
Section 10. Negative Covenants.
          The Company covenants that so long as any of the Notes are outstanding:
     Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
     Section 10.2. Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
     (a) in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such successor, survivor or acquirer, (i) such successor, survivor or acquirer shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, (ii) such successor, survivor or acquirer shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) all of the Subsidiary Guarantors, if any, shall have confirmed and ratified in writing their obligations under the Subsidiary Guaranty Agreement;
     (b) in the case of any such transaction involving a Subsidiary, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary as an entirety, as the case may be, shall be (1) if involving the Company, the Company, (2) if not involving the Company, a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Subsidiary is not such successor, survivor or acquirer, (i) such successor, survivor or acquirer shall be a Subsidiary after giving effect to such transaction and (ii) in any such transaction where such Subsidiary is a Subsidiary Guarantor, (A) such successor, survivor or acquirer shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance

Lance, Inc.	Amended and Restated Note Purchase Agreement
of each covenant and condition of the Subsidiary Guaranty Agreement of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that the agreements or instruments effecting such assumption required pursuant to clause (ii)(A) above are enforceable in accordance with their terms and comply with the terms hereof or (3) any other Person so long as the transaction is treated as an Asset Disposition of all of the assets of such Subsidiary for purposes of Section 10.6 and, based on such characterization, would be permitted pursuant to Section 10.6; and
     (c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under this Agreement, the Notes or any Financing Agreement, as applicable.
     Section 10.3. Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.
     Section 10.4. Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.
     Section 10.5. Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:
     (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;
     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

Lance, Inc.	Amended and Restated Note Purchase Agreement
     (c) Liens (other than any Liens imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;
     (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;
     (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any such Subsidiary provided that such Liens do not, in the aggregate, materially detract from the value of such property;
     (f) Liens on property or assets of the Company or any such Subsidiary securing Indebtedness owing to a Subsidiary which is a Subsidiary Guarantor;
     (g) Liens existing on the date of this Agreement and that secure Indebtedness of the Company or any such Subsidiary described in Schedule 5.15;
     (h) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of fixed or capital assets (or any improvement thereon) acquired or constructed by the Company or any such Subsidiary after the date hereof (including pursuant to a Capital Lease or a Synthetic Lease), provided that
     (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),
     (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the fair market value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

Lance, Inc.	Amended and Restated Note Purchase Agreement
     (iii) any such Lien shall be created contemporaneously with or within the period ending 180 days after, the acquisition or construction of such property;
     (i) any Lien existing on property of a Person immediately prior to it being consolidated with or merged into the Company or any such Subsidiary or it becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any such Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property; and
     (j) other Liens not otherwise permitted by paragraphs (a) through (i) securing Indebtedness of the Company or any such Subsidiary, provided that (i) immediately before and immediately after giving effect to the incurrence of any such Liens, no Default or Event of Default shall have occurred and be continuing and (ii) the sum (without duplication) of (A) the aggregate outstanding principal amount of all Indebtedness of the Company and Subsidiaries secured by Liens under this paragraph (j) plus (B) the aggregate outstanding principal amount of all Indebtedness of Subsidiaries outstanding pursuant to Section 10.8(d) does not at any time exceed 15% of Consolidated Total Assets at such time; provided further that, no such Liens shall secure Indebtedness in respect of any Material Debt Facility unless this Agreement and the Notes are concurrently secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.
     Section 10.6. Sale of Assets, Etc. Subject to Section 10.2 (other than Section 10.2(b)(3)), the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:
     (a) in the good faith opinion of the Company or such Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;
     (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and
     (c) immediately after giving effect to the Asset Disposition, (i) the Disposition Value of all property that was subject of any Asset Disposition occurring in the period beginning on the date of Closing and ending on December 31, 2015, would not exceed 20% of Consolidated Total Assets, determined as of the end of the fiscal quarter most recently ended prior to such Asset Disposition and (ii) the Disposition Value of all property that was subject of any Asset Disposition occurring on or after January 1, 2016 would not exceed 10% of Consolidated Total Assets, determined as of the end of the fiscal quarter most recently ended prior to such Asset Disposition.

Lance, Inc.	Amended and Restated Note Purchase Agreement
To the extent that the Net Proceeds Amount consisting of cash for any Transfer to a Person other than an Affiliate of the Company or Subsidiary is applied to an Indebtedness Prepayment Application or applied to a Property Reinvestment Application within one year after such Transfer, then such Transfer (or, if less than all such Net Proceeds Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Proceeds Amount so applied), only for the purpose of determining compliance with subsection (c) of this Section 10.6 as of any date, shall be deemed not to be an Asset Disposition.
     Section 10.7. Certain Financial Ratios. (a) Total Indebtedness to EBITDA Ratio. The Company shall not permit the Total Indebtedness to EBITDA Ratio for any Computation Period to be greater than 3.50 to 1.00 or, with respect to no more than four consecutive Computation Periods following a Material Acquisition, 3.75 to 1.00.
          (b) Interest Coverage Ratio. The Company shall not permit, as of the last day of any Computation Period, the Interest Coverage Ratio to be less than 2.25 to 1.
     Section 10.8. Limitation on Subsidiary Indebtedness. The Company shall not at any time permit any Subsidiary to create, assume, incur, guarantee or otherwise be or become liable in respect of any Indebtedness, except:
     (a) Indebtedness owing to the Company or any Subsidiary;
     (b) Acquired Subsidiary Indebtedness;
     (c) Indebtedness of any Subsidiary Guarantor; and
     (d) other Indebtedness, provided that, the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness permitted by the foregoing clauses (a), (b) and (c), inclusive) plus (ii) the aggregate principal amount of Indebtedness secured by all Liens permitted by clause (j) of Section 10.5, does not at any time exceed 15% of Consolidated Total Assets at such time.
For purposes of this Section 10.8: (i) a Subsidiary shall be deemed to have incurred Indebtedness previously owed to the Company or another Subsidiary at the time the obligee ceases for any reason to be the Company or another Subsidiary; and (ii) any Subsidiary Guarantor shall be deemed to have incurred its outstanding Indebtedness (x) at the time the Subsidiary Guaranty Agreement in respect of such Subsidiary Guarantor is released as provided for in Section 9.7 or (y) in case such Subsidiary Guaranty Agreement ceases to be in full force and effect as an enforceable instrument or such Subsidiary Guarantor (or any Person at its authorized direction or on its behalf) asserts in writing that such Subsidiary Guaranty Agreement is unenforceable in any material respect, at such time.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 10.9. Restricted Payments. The Company will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock nor will it purchase, redeem or otherwise acquire any shares of the Company’s capital stock or any warrants, rights or options to acquire such shares, other than:
     (a) dividend payments or other distributions payable solely in its common stock;
     (b) purchases, redemptions or other acquisitions of shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and
     (c) so long as (i) no Default or Event of Default exists or would result therefrom and (ii) the Company’s consolidated stockholders’ equity, after giving effect thereto, is not less than $200,000,000, the Company may (x) declare and pay cash dividends to its stockholders; and (y) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire such shares.
Section 11. Events of Default.
          An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
     (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or
     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Financing Agreement or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in the Subsidiary Guaranty Agreement, and, in each case, such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
     (e) any representation or warranty made in writing by or on behalf of any Note Party or any Subsidiary Guarantor or by any officer of any Note Party or any Subsidiary Guarantor in this Agreement or in any other Financing Agreement or in any

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writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or
     (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Financial Obligation beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Material Financial Obligation or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Material Financial Obligation has become, or has been declared (or one or more Persons are entitled to declare such Material Financial Obligation to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of any Material Financial Obligation to convert such Material Financial Obligation into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay any Material Financial Obligation before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Material Financial Obligation; or
     (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
     (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or
     (i) a final judgment or judgments for the payment of money aggregating in excess of $30,000,000 are rendered against the Company or any Subsidiary and which

Lance, Inc.	Amended and Restated Note Purchase Agreement
judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
     (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or
     (k) any Financing Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority or court that such Financing Agreement is invalid, void or unenforceable in any material respect or any Note Party or any Subsidiary Guarantor shall contest or deny the validity or enforceability of any of its obligations under such Financing Agreement.
As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 12. Remedies on Default, Etc.
     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

Lance, Inc.	Amended and Restated Note Purchase Agreement
          (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein

Lance, Inc.	Amended and Restated Note Purchase Agreement
or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
Section 13. Registration; Exchange; Substitution of Notes.
     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 (except that for purposes of such representation, all references in Section 6.2 to “Snyder’s Manufacturing” shall be deemed references to the “Company”).

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder or another holder of a Note with a minimum net worth of at least $25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
     (b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14. Payments on Notes.
     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
     Section 14.2. Home Office Payment. So long as any Noteholder or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Noteholder’s name in Schedule A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Noteholder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Noteholder or its nominee, such Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note issued to a Noteholder under this Agreement and that has

Lance, Inc.	Amended and Restated Note Purchase Agreement
made the same agreement relating to such Note as the Noteholders have made in this Section 14.2.
Section 15. Expenses, Etc.
     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Noteholders and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, or any other Financing Agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Financing Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes or by any other Financing Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. The Company will pay, and will save each Noteholder and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Noteholder or other holder in connection with its purchase of the Notes).
     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Financing Agreement, and the termination of this Agreement.
Section 16. Survival of Representations and Warranties; Entire Agreement.
          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Noteholder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Noteholder or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Note Party pursuant to this Agreement shall be deemed representations and warranties of such Note Party under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Agreements embody the entire agreement and understanding between each Noteholder and the Company and Subsidiary Guarantors, if any, and supersede all prior agreements and understandings relating to the subject matter hereof.

Lance, Inc.	Amended and Restated Note Purchase Agreement
Section 17. Amendment and Waiver.
     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
     Section 17.2. Solicitation of Holders of Notes.
          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
          (b) Payment. No Note Party will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Lance, Inc.	Amended and Restated Note Purchase Agreement
     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 18. Notices.
          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
     (i) if to any Noteholder or its nominee, to such Noteholder or nominee at the address specified for such communications in Schedule A, or at such other address as such Noteholder or nominee shall have specified to the Company in writing,
     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
Section 19. Reproduction of Documents.
          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Noteholder at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Noteholder, may be reproduced by such Noteholder by any photographic, photostatic, electronic, digital, or other similar process and such Noteholder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Noteholder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Lance, Inc.	Amended and Restated Note Purchase Agreement
Section 20. Confidential Information.
          For the purposes of this Section 20, “Confidential Information” means information delivered to any Noteholder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Noteholder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any person acting on such Noteholder’s behalf, (c) otherwise becomes known to such Noteholder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Noteholder under Section 7.1 that are otherwise publicly available. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Noteholder in good faith to protect confidential information of third parties delivered to such Noteholder, provided that such Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Noteholder, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Noteholder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Noteholder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Noteholder’s Notes, this Agreement and the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Lance, Inc.	Amended and Restated Note Purchase Agreement
Section 21. Assignment and Assumption; Indemnification; Consent.
     Section 21.1. Assignment of Obligations. Each of Snyder’s Manufacturing and Snyder’s hereby irrevocably and unconditionally assigns on and as of the date of Closing all of their right, title and interest in and to the Original Note Agreement and their obligations thereunder and under the Original Notes (in the case of Snyder’s Manufacturing) to the Company.
     Section 21.2. Assumption of Obligations. The Company for good and valuable consideration, the receipt of which is hereby acknowledged, for the benefit of each of the holders from time to time of the Notes, hereby irrevocably and unconditionally assumes and agrees to be bound by, and comply with from and after the date of Closing, each of the covenants, terms and provisions of the Original Note Agreement, as amended and restated by this Agreement and the Original Notes, as amended and restated by the Notes, including without limitation the payment in full of the principal of, interest on, and Make-Whole Amount, if any, from time to time due thereon and outstanding thereunder as fully and as completely as if the Company were the original issuer thereunder and a party thereto (including the assumption of all accrued and unpaid interest on the Notes from and after June 12, 2010, the date of the last interest payment made by Snyder’s Manufacturing on the Original Notes).
     Section 21.3. Indemnification. Each of the Note Parties shall pay, indemnify and save harmless each holder of Notes from and against any and all liabilities, costs and expenses, claims, demands or judgments arising from or out of the assumption by the Company of the obligations of Snyder’s Manufacturing under the Original Notes and of Snyder’s Manufacturing and Snyder’s under the Original Note Agreement, in each case, as amended and restated by the Notes and this Agreement, respectively, including, without limitation, any income tax owed by the holders of Notes as a result of the issuance of new Notes by the Company in exchange for the Original Notes constituting a taxable event for income tax purposes. The indemnification contained in this Section 21.3 shall survive the payment or transfer of any Note and the termination of this Agreement.
     Section 21.4. Consent. Upon satisfaction of the conditions set forth in Sections 3 and 4 hereof, the holders of Notes, as evidenced by their execution and delivery of this Agreement, hereby consent to the Assignment and Assumption as evidenced by this Agreement.
Section 22. Release of Guarantee Agreement
          Upon satisfaction of the conditions set forth in Sections 3 and 4 hereof, the holders of Notes and the other parties signatory hereto, each as evidenced by their execution and delivery of this Agreement, hereby release Snyder’s from its obligations under the Original Note Agreement and the Guarantee Agreement.
Section 23. Miscellaneous.
     Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their

Lance, Inc.	Amended and Restated Note Purchase Agreement
respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     Section 23.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
     Section 23.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement or any other Financing Agreement, any election by the Company or any Subsidiary to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
     Section 23.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 23.5. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
     Section 23.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this

Lance, Inc.	Amended and Restated Note Purchase Agreement
Agreement by facsimile or email shall be as effective as delivery of a manually executed counterpart of this Agreement.
     Section 23.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 23.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
          (c) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
          (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
*     *     *     *     *

Lance, Inc.	Amended and Restated Note Purchase Agreement
          If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Note Parties, whereupon this Agreement shall become a binding agreement between you and the Note Parties.

Very truly yours, Lance, Inc.
By:	/s/ Rick D. Puckett
	Name:	Rick D. Puckett
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Snyder’s of Hanover Manufacturing, Inc.
By:	/s/ Charles E. Good
	Name:	Charles E. Good
	Title:	Chief Financial Officer

Snyder’s of Hanover, Inc.
By:	/s/ Chares E. Good
	Name:	Charles E. Good
	Title:	Chief Financial Officer

Lance, Inc.	Amended and Restated Note Purchase Agreement
This Agreement is hereby accepted
and agreed to as of the date thereof.

Teachers Insurance and Annuity Association of America
By	/s/ Laura M. Parrott
	Name:	Laura M. Parrott
	Title:	Director

Lance, Inc.	Amended and Restated Note Purchase Agreement
This Agreement is hereby accepted and
agreed to as of the date thereof.

Hartford Fire Insurance Company
By:	Hartford Investment Management Company
Its Agent and Attorney-in-Fact

By	/s/ Ronald Mendel
	Name:	Ronald Mendel
	Title:	Managing Director

Lance, Inc.	Amended and Restated Note Purchase Agreement
This Agreement is hereby accepted and
agreed to as of the date thereof.

Aviva Life and Annuity Company
By:	Aviva Investors North America, Inc.,
Its authorized attorney-in-fact

By	/s/ Roger D. Fors
	Name:	Roger D. Fors
	Title:	VP-Private Fixed Income

Lance, Inc.	Amended and Restated Note Purchase Agreement
This Agreement is hereby accepted
and agreed to as of the date thereof.

Mutual of Omaha Insurance Company United of Omaha Life Insurance Company
By	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Senior Vice President

Lance, Inc.	Amended and Restated Note Purchase Agreement
This Agreement is hereby accepted
and agreed to as of the date thereof.

Modern Woodmen of America
By	/s/ Douglas A. Pannier
	Name:	Douglas A. Pannier
	Title:	Portfolio Mgr. – Private Placements

Information Relating to Noteholders

Name and Address of Noteholder	Principal Amount of
Notes

Teachers Insurance and Annuity	$55,000,000
Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Payments
All payments on or in respect of the Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:
JPMorgan Chase Bank, N.A.
ABA #
Account Number
Account Name: Teachers Insurance and Annuity Association of America
For Further Credit to the Account Number:
Reference: PPN#83354* AA6/Snyder’s–Lance, Inc.,
                   Maturity Date: 6/12/2017/Interest Rate: 5.72%/P&I Breakdown
Notices
All notices with respect to payments and prepayments of the Notes shall be sent to:
Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Securities Accounting Division
Telephone: (212) 916-4109
Facsimile: (212) 916-6955
With a copy to:
JPMorgan Chase Bank, N.A.
P. O. Box 35308
Newark, New Jersey 07101
Schedule A
(to Amended and Restated Note Purchase Agreement)

And to:
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Global Private Markets
Telephone: (704) 988-4238 (Brian Roelke)
                   (704) 988-1000 (General Number)
Facsimile: (704) 988-4916
Email: broelke@tiaa-cref.org
Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth: (1) the full name, private placement number, interest rate and maturity date of the Notes; (2) the allocation of the payment between principal, interest, Make-Whole Amount, other premium or any special payment; and (3) the name and address of the bank from which such electronic funds transfer was sent.
All other notices and communications shall be delivered or mailed to:
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Global Private Markets
Telephone: (704) 988-4238 (Brian Roelke)
                     (704) 988-1000 (General Number)
Facsimile: (704) 988-4916
Email: broelke@tiaa-cref.org
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:
Deliver Notes to:
JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention: Physical Receive Department
For TIAA A/C

Name and Address of Noteholder	Principal Amount of
Notes
Hartford Fire Insurance Company
c/o Hartford Investment Management Company	$5,000,000
c/o Investment Department — Private Placements	$5,000,000
Regular Mailing Address:
P. O. Box 1744	$5,000,000
Hartford, Connecticut 06144-1744
Overnight Mailing Address:	$5,000,000
55 Farmington Avenue
Hartford, Connecticut 06105
Telefacsimile: (860) 297-8884
Payments
All payments by wire transfer of immediately available funds to:
JP Morgan Chase
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
ABA No.:
Chase NYC/Cust
A/C #
Attn: Bond Interest/Principal – Snyder’s–Lance, Inc.
5.72% Senior Notes due June 12, 2017
PPN# 83354* AA6 Prin $________ Int $________
with sufficient information to identify the source and application of such funds.
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such wire transfer to be addressed to:
Hartford Investment Management Company
c/o Portfolio Support
Regular Mailing Address:
P.O. Box 1744
Hartford, Connecticut 06144-1744
Overnight Mailing Address:
55 Farmington Avenue
Hartford, Connecticut 06105
Telefacsimile: (860) 297-8875/8876
Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number:
Notes should be delivered to:
JPMorgan Chase
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention: John Bouquet
                Phy/Rec – 11th Floor
Telephone: (212) 623-2840
Custody Account Number: must appear on outside of envelope

Principal Amount of
Name and Address of Noteholder	Notes

Aviva Life and Annuity Company	$5,000,000
c/o Aviva Investors North America, Inc.
215 10th Street, Suite 1000
Des Moines, Iowa 50309
Attention: Private Fixed Income Dept.
Preferred Remittance:
privateplacements@avivainvestors.com
Payments
All payments on or in respect of the Notes to be by bank wire transfer of federal or other immediately available funds to:
The Bank of New York
New York, New York
ABA #
Credit A/C #
A/C Name: Institutional Custody Insurance Division
Custody Account Name: ALA Custody
Custody Account Number:
Reference: Name of Company, description of security, Private Placement Number, due date and application (as among principal, Make-Whole Amount and interest) of the payment being made.
All notices, including financials, compliance and requests, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: HARE & CO.
Taxpayer I.D. Number for Hare & Co.:
Taxpayer I.D. Number for Aviva Life and Annuity Company:
The Notes should be forwarded to:
The Bank of New York
One Wall Street, 3rd Floor, Window A
New York, New York 10286
FAO: ALA Custody, A/C #

Principal Amount of
Name and Address of Noteholder	Notes

Aviva Life and Annuity Company	$5,000,000
c/o Aviva Investors North America, Inc.
215 10th Street, Suite 1000
Des Moines, Iowa 50309
Attention: Private Fixed Income Dept.
Preferred Remittance:
privateplacements@avivainvestors.com
Payments
All payments on or in respect of the Notes to be by bank wire transfer of federal or other immediately available funds to:
The Bank of New York
New York, New York
ABA #
Credit A/C #
A/C Name: Institutional Custody Insurance Division
Custody Account Name: Aviva Life and Annuity Co-Annuity
Custody Account Number:
Reference: Name of Company, description of security, Private Placement Number, due date and application (as among principal, Make-Whole Amount and interest) of the payment being made.
All notices, including financials, compliance and requests, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: HARE & CO.
Taxpayer I.D. Number for Hare & Co.:
Taxpayer I.D. Number for Aviva Life and Annuity Company:
Deliver Notes to:
The Bank of New York
One Wall Street, 3rd Floor, Window A
New York, NY 10286
FAO: Aviva Life and Annuity Co-Annuity, A/C #

Principal Amount of
Name and Address of Noteholder	Notes

Mutual of Omaha Insurance Company	$4,000,000
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention: 4-Investment Accounting
Payments
All principal and interest payments on or in respect of the Notes shall be made by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #
Private Income Processing
for credit to: Mutual of Omaha Insurance Company
Account Number
a/c
PPN: 83354* AA6
Interest Amount: ________________
Principal Amount: ________________
Notices
All notices of payments of principal and interest, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:
JPMorgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas, Texas 75254-2917
Attention: Income Processing — G. Ruiz
a/c:
All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Notes should be forwarded to:
JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention: Physical Receive Department
Ref: Acct. #

Principal Amount of
Name and Address of Noteholder	Notes

United of Omaha Life Insurance Company	$6,000,000
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention: 4-Investment Accounting
Payments
All principal and interest payments on or in respect of the Notes shall be made by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #
Private Income Processing
for credit to: United of Omaha Life Insurance Company
Account Number
a/c
PPN: 83354* AA6
Interest Amount: ________________
Principal Amount: ________________
Notices
All notices of payments of principal and interest, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:
JPMorgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas, Texas 75254-2917
Attention: Income Processing — G. Ruiz
a/c:
All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Notes should be forwarded to:
JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention: Physical Receive Department
Account #

Principal Amount of
Name and Address of Noteholder	Notes

Modern Woodmen of America	$5,000,000
1701 First Avenue
Rock Island, Illinois 61201
Attention: Investment Department
Investments@Modern-Woodmen.org
Fax: (309) 793-5574
Payments
All payments on or in respect of the Notes to be by bank wire transfer of federal or other immediately available funds (identifying each payment as “Snyder’s — Lance, Inc., 5.72% Senior Notes due 2017, PPN# 83354*AA6, principal, premium or interest”) to:
The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
ABA #
Account Name: Modern Woodmen of America
Account Number
Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN 83354* AA6 and the due date and application (as among principal, premium and interest) of the payment being made.
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:
Modern Woodmen of America
1701 First Avenue
Rock Island, Illinois 61201
Attention: Investment Accounting Department
Fax: (309) 793-5688
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Deliver Securities to:
Modern Woodmen of America
1701 First Avenue
Rock Island, IL 61201
     Attn: Douglas A. Pannier

Defined Terms
          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
          “Acquired EBITDA” means, with respect to any Person or division (or similar business unit) acquired by the Company in an Acquisition during any Computation Period, the total of (a) the consolidated net income from continuing operations of such Person or division (or similar business unit) for the period from the first day of such Computation Period to the date of such Acquisition plus (b) to the extent deducted in determining such consolidated net income (and without duplication), interest expense (whether paid or accrued and including imputed interest expense in respect of Capital Leases), income taxes, depreciation and amortization, minus (c) to the extent included in such consolidated net income, any income tax refunds.
          “Acquired Subsidiary Indebtedness” means all Indebtedness of any Person which becomes a Subsidiary after the date of Closing and which (a) is outstanding on the date such Person becomes a Subsidiary (or such Person is at such time contractually bound, in writing to incur such Indebtedness), (b) has not been (and is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary, and (c) remains outstanding for a period of not more than 180 days from the date such Person becomes a Subsidiary.
          “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or amalgamation or any other combination with another Person (other than a Person that is a Subsidiary).
          “Administrative Agent” means Bank of America, National Association, as Administrative Agent under the Bank Credit Agreement, and its successors and assigns.
          “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
          “Agreement” is defined in the first paragraph of this Agreement.
Schedule B
(to Amended and Restated Note Purchase Agreement)

          “Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
          “Asset Disposition” means any Transfer except:
     (a) any Transfer between or among the Company and Subsidiary Guarantors; and
     (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale, (ii) equipment, fixtures, supplies or assets no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete or (iii) Distribution Routes. For purposes of the foregoing, a “Distribution Route” represents the right to sell the Company’s or any Subsidiary’s snack food products to authorized accounts (wholesale and retail) in a specified geographical territory.
          “Assignment and Assumption” is defined in Recital D.
          “Bank Credit Agreement” means the Credit Agreement dated as of December 7, 2010, among the Company, the Administrative Agent, and the Lenders named therein, as amended from time to time, any replacement, additional or successor agreement or agreements thereto.
          “Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Charlotte, North Carolina are required or authorized to be closed.
          “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
          “Closing” is defined in Section 3.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
          “Company” means Lance, Inc., a North Carolina corporation, or any successor that becomes such in the manner prescribed in Section 10.2. From and after the filing and effectiveness of an amendment, if any, to the Company’s Articles of Incorporation changing the Company’s name from “Lance, Inc.” to “Snyder’s — Lance, Inc.”, then “Company” shall refer to “Snyder’s-Lance, Inc.” as provided in Section 2.4.
          “Computation Period” means any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

          “Confidential Information” is defined in Section 20.
          “Consolidated Total Assets” means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
          “Contingent Obligation” means, as to any Person, without duplication, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (c) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of any Guaranty, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.
          “Continuing Member” means a member of the Board of Directors of the Company who either (a) was a member of the Company’s Board of Directors on the date of Closing and has been such continuously thereafter or (b) became a member of such Board of Directors after the date of Closing and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company’s Board of Directors.
          “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
          “Default Rate” means that rate of interest per annum that is the greater of (i) 2.0% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.
          “Disclosure Documents” is defined in Section 5.3.
          “Disposed EBITDA” means, with respect to any Person or division (or similar business unit) sold or otherwise disposed of by the Company during any Computation Period, the total of (a) the consolidated net income from continuing operations of such Person or division (or similar business unit) for the period from the first day of such Computation Period to the date of such sale or other disposition plus (b) to the extent deducted in determining such consolidated net income (and without duplication), interest expense (whether paid or accrued and including imputed interest expense in respect of Capital Leases), income taxes, depreciation and amortization, minus (c) to the extent included in such consolidated net income, any income tax refunds.
     “Disposition Value” means, at any time, with respect to any property
     (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and
     (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such Subsidiary Stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock or similar equity interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock or similar equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.
          “EBIT” means, for any Computation Period, the Company’s consolidated net income from continuing operations for such period, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, plus, to the extent deducted in determining such earnings, Interest Expense and income taxes, minus, to the extent included in determining such earnings, any income tax refunds.
          “EBITDA” means, for any Computation Period, the Company’s consolidated net income from continuing operations for such period, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, plus, to the extent deducted in determining such earnings, Interest Expense, income taxes, depreciation and amortization, minus, to the extent included in determining such earnings, any income tax refunds, plus any Acquired EBITDA and any fees and expenses incurred in connection with any Acquisition, any costs or charges to the Company and its Subsidiaries as a result of an increase in value to the pre-acquisition historical amounts of accounts receivables, inventories or any other current assets (a “write-up”), in each case to the extent that such write-up is required by GAAP and occurs as a result of an Acquisition, minus any Disposed EBITDA, plus fees and expenses incurred in connection with any disposition giving rise to Disposed EBITDA.
          “Electronic Delivery” is defined in Section 7.1(a).
          “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
          “Event of Default” is defined in Section 11.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Existing Credit Agreement” means the Credit Agreement dated as of October 20, 2006 among the Company, Tamming Foods Ltd., the lenders party thereto and Bank of America, National Association, as administrative agent, issuing lender and Canadian agent.
          “Financing Agreements” means and includes this Agreement, the Notes, the Subsidiary Guaranty Agreement, if any, and any other agreement, certificate and/or instrument executed and or delivered in connection therewith, as such agreements may be amended, restated, joined, supplemented or otherwise modified from time to time in accordance with the terms thereof.
          “Form 10-K” is defined in Section 7.1(b).
          “Form 10-Q” is defined in Section 7.1(a).
          “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
          “Governmental Authority” means
     (a) the government of
     (i) the United States of America or any State or other political subdivision thereof, or
     (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          “Guarantee Agreement” is defined in the Original Note Agreement.
          “Guaranteed Obligations” is defined in the Original Note Agreement.
          “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
     (a) to purchase such indebtedness or obligation or any property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
          “Guaranty Release” is defined in Recital E.
          “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
          “holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

     “Indebtedness” with respect to any Person means, at any time, without duplication,
     (a) all indebtedness of such Person for borrowed money;
     (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms including Company credit card debt);
     (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments;
     (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments;
     (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
     (f) all obligations of such Person with respect to Capital Leases which should be recorded on a balance sheet of such Person in accordance with GAAP;
     (g) all Indebtedness of the types referred to in clause (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and
     (h) all Guaranties of such Person in respect of Indebtedness or obligations of others.
For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent of such Person’s liability therefor; provided that to the extent that any such indebtedness is expressly non-recourse to such Person it shall not be included as Indebtedness.
          “Indebtedness Prepayment Application” means, with respect to any Transfer of property constituting an Asset Disposition, the application by the Company or any Subsidiary of cash in an amount equal to the Net Proceeds Amount (or portion thereof) with respect to such Transfer to pay Senior Indebtedness; provided, that in the event such Senior Indebtedness would otherwise permit the reborrowing of such Senior Indebtedness by the Company or such Subsidiary, the commitment to relend such Senior Indebtedness shall be permanently reduced by the amount of such Indebtedness Prepayment Application.

          “Institutional Investor” means (a) any Noteholder, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
          “Interest Coverage Ratio” means, for any Computation Period, the ratio of (a) EBIT for such Computation Period, to (b) Interest Expense for such Computation Period.
          “Interest Expense” means interest expense (whether paid or accrued and including imputed interest expense in respect of Capital Leases) of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.
          “Lenders” means the banks and other financial institutions from time to time party to the Bank Credit Agreement as lenders thereunder, and their successors and assigns.
          “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
          “Make-Whole Amount” is defined in Section 8.6.
          “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
          “Material Acquisition” means any Acquisition whereby the consideration (excluding Company stock) for such Acquisition exceeds $50,000,000.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of any Subsidiary Guarantor, if any, to perform its obligations under the Subsidiary Guaranty Agreement, or (d) the validity or enforceability of this Agreement, the Notes, the Subsidiary Guaranty Agreement or any other Financing Agreement.
          “Material Debt Facility” means any credit, loan or borrowing facility or note purchase facility of the Company or any Subsidiary providing for a credit or loan commitment (whether or not any Indebtedness pursuant thereto shall be outstanding) in a principal amount in excess of $50,000,000. For the avoidance of doubt, Material Debt Facility shall include the Bank Credit Agreement.
          “Material Financial Obligations” means Indebtedness or Contingent Obligations of the Company or any Subsidiary or obligations of the Company or any Subsidiary in respect of any

Securitization Transaction, in an aggregate principal amount (for all applicable Indebtedness, Contingent Obligations and obligations in respect of Securitization Transactions) equal to or greater than $20,000,000.
          “Merger” is defined in Recital B.
          “Merger Agreement” is defined in Recital B.
          “Merger Sub” is defined in Recital B.
          “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
          “NAIC” means the National Association of Insurance Commissioners or any successor thereto.
          “Net Proceeds Amount” means, with respect to any Transfer of any asset by the Company or any Subsidiary, an amount equal to the difference of:
     (a) the aggregate amount of consideration (valued at the fair market value thereof by the Company or such Subsidiary in good faith) received by the Company or such Subsidiary in respect of such Transfer, minus
     (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by the Company or such Subsidiary in connection with such Transfer.
          “Noteholder” is defined in the first paragraph of this Agreement.
          “Note Party” means, collectively, the Company, Snyder’s Manufacturing and Snyder’s and, individually, any one of them.
          “Notes” is defined in Section 1.1.
          “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
          “Original Note Agreement” is defined in Recital A.
          “Original Noteholders” is defined in Recital A.
          “Original Notes” is defined in Recital A.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
          “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
          “Principal Shareholders” means (i) the lineal descendants of Michael A. Warehime, including adopted persons as well as biological descendants, (ii) any spouse, widow or widower of any such descendant and (iii) any trust, estate, custodian or other fiduciary or similar account solely for the benefit of one or more individuals described in clause (i) or (ii) above.
          “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
          “Property Reinvestment Application” means, with respect to any Asset Disposition, the application of the Net Proceeds Amount (or a portion thereof) with respect to such Asset Disposition to the acquisition by the Company or any Subsidiary of fixed or capital assets of the Company or any Subsidiary to be used in the business of such Person.
          “PTE” is defined in Section 6.2(a).
          “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
          “Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
          “Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
          “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
          “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
          “Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          “Securitization Transaction” means any sale, assignment or other transfer by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.
          “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
          “Senior Indebtedness” shall mean and include (i) any Indebtedness of the Company (other than Indebtedness owing to any Affiliate) which is not expressed to be junior or subordinate to any other Indebtedness of the Company, and (ii) any Indebtedness of a Subsidiary (other than Indebtedness owing to any Affiliate) which is not expressed to be junior or subordinate to any other Indebtedness of such Subsidiary.
          “Snyder’s” is defined in the first paragraph of this Agreement.
          “Snyder’s Manufacturing” is defined in the first paragraph of this Agreement.
          “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company (and shall include each of Snyder’s and its Subsidiaries as if the Merger has been consummated).
          “Subsidiary Guarantor” means each Subsidiary of the Company which has executed a Subsidiary Guaranty Agreement.
          “Subsidiary Guaranty Agreement” means the subsidiary guaranty agreement substantially in the form of Exhibit 9.7 and any and all amendments and supplements from time to time thereto.
          “Subsidiary Stock” means, with respect to any Person, the capital stock or limited liability company or other equity (or any options or warrants to purchase stock or similar equity interests or other Securities exchangeable for or convertible into stock or similar equity interests) of any Subsidiary of such Person.

          “Surety Instruments” means all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
          “Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.
          “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
          “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
          “Total Indebtedness” means, at any time, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and to the extent not included in the definition of Indebtedness, the aggregate outstanding investment or claim held at such time by purchasers, assignees or other transferees of (or of interests in) receivables or other rights to payment of the Company and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).
          “Total Indebtedness to EBITDA Ratio” means, for any Computation Period, the ratio of (a) Total Indebtedness as of the last day of such Computation Period, to (b) EBITDA for such Computation Period.
          “Transfer” means, with respect to any Person, any transaction (including by merger, consolidation or disposition of all or substantially all the assets of such Person) in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. “Transfer” shall also include the creation of minority interests in connection with any merger or consolidation involving a Subsidiary if the resulting entity is owned, directly or indirectly, by the Company in a proportion less than the proportion of ownership of such Subsidiary by the Company immediately preceding such merger or consolidation.
          “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          “Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

DISCLOSURE MATERIALS
The Company’s S-4/Proxy Statement dated October 29, 2010.
Presentation to Lender’s Meeting dated September 28, 2010.
Schedule 5.3
(to Amended and Restated Note Purchase Agreement)

SUBSIDIARIES, AFFILIATES, DIRECTORS AND SENIOR OFFICERS
(a)(i)
     Company’s Subsidiaries

		Percentage of	Percentage
		Equity Interests	of Equity Interests
	Jurisdiction of	Owned by	Owned by a
Name	Organization	Company	Subsidiary
Archer Assets, LLC	NC		100
Brent and Sam’s Inc.	AK		100
Cape Cod Potato Chip Company, LLC	MA	100
Caronuts, Inc.	NC	100
Fresno Ventures, Inc.	NC	100
Lance Mfg. LLC	NC	100
Lanhold Investments, Inc.	DE	100
North State Cookies, LLC	NC		100
Vista Bakery, Inc.	NC	100
Tamming Foods Ltd.	Ontario		100
G and A Snack Distributing, Inc.	CA		100
Grande Foods	CA		100
Krunchers, Inc.	DE		100
Melisi Snack Foods, Inc.	CT		80
Michaud Distributors	ME		80
Patriot Snacks, L.L.C.	MA		100
Patriot Snacks Real Estate, LLC	DE		51
Snyder’s of Delaware, Inc.	DE		100
Snyder’s of Hanover, Inc.	PA	100
Snyder’s of Hanover Manufacturing, Inc.	PA		100
Snyder’s of Hanover Sales Company, Inc.	PA		100
Snyder’s of Hanover Snacks, Inc.	AZ		100
SOH Capital, LLC	PA		100
SOH Distribution Company, Inc.	DE		100
SOH Health Services, Inc.	DE		100
SOH IP Company, Inc.	AZ		100
SOH Real Estate Investment, LLC	DE		100
SOH Transportation, LLC	PA		100
Thompson Distributing, Inc.	MO		100
Schedule 5.4
(to Amended and Restated Note Purchase Agreement)

(a)(ii)
     Company’s Affiliates Other than Subsidiaires
     Michael A. and Patricia Warehime
     Late July Snacks LLC
(a)(iii)
     Company’s Directors and Senior Officers

Directors

Jeffrey A. Atkins
William R. Holland
James W. Johnston
W. J. Prezzano
Dan C. Swander
Isaiah Tidwell
David V. Singer
Michael A. Warehime
Patricia A. Warehime
Carl E. Lee, Jr.
Peter P. Brubaker
John E. Denton
C. Peter Carlucci, Jr.
Sally W. Yelland

Officers

David V. Singer	Chief Executive Officer
Carl E. Lee, Jr.	President and Chief Operating Officer
Rick D. Puckett	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Glenn A. Patcha	Senior Vice President, Sales and Marketing
Blake W. Thompson	Senior Vice President, Supply Chain
Kevin A. Henry	Senior Vice President and Chief Human Resources Officer
Margaret E. Wicklund	Vice President, Corporate Controller and Assistant Secretary

5.4- 16

FINANCIAL STATEMENTS
Financial Statements Delivered to Noteholders
Snyder’s of Hanover, Inc. Annual Reports for the fiscal years ending March 28, 2010, March 29, 2009, March 30, 2008, April 1, 2007 and April 2, 2006.
Snyder’s of Hanover, Inc. Quarterly Report for the fiscal quarter ending October 11, 2010.
Lance, Inc. Annual Reports (form 10-K) for the fiscal years ending December 12, 2009, December 27, 2008, December 29, 2007, December 30, 2006 and December 31, 2005.
Lance, Inc. Quarterly Report (form 10-Q) for the quarter ending September 25, 2010.
By reference to the S4 filed October 29, 2010; consolidated financial statements for the merged entity Snyder’s-Lance, Inc.
Schedule 5.5
(to Amended and Restated Note Purchase Agreement)

EXISTING INDEBTEDNESS
(a)(i)
Existing Indebtedness of Lance, Inc. as of September 29, 2010

	Principal
	Amount
Indebtedness	Outstanding	Obligor	Collateral	Guaranty
$50,000,000 Term Note with Syndicated Bank Group led by Bank Of America maturing October 2011	$50,000,000	Lance, Inc.	None	None
$100,000,000 revolving credit facility with Syndicated Bank Group led by Bank of America maturing in October 2011	$56,000,000	Lance, Inc.	None	None
(a)(ii)
     Existing Indebtedness of Snyder’s of Hanover, Inc. and Snyder’s of Hanover Manufacturing as of October 10, 2010

	Principal
	Amount
Indebtedness	Outstanding	Obligor	Collateral	Guaranty
$1,500,000 Secured term loan payable from TD Banknorth maturing July 2013	$876,294	Michaud Distributors	All business assets	Snyder’s of Hanover, Inc.
$1,238,683 Libor rate loan from Manufacturers & Traders Trust Company maturing July 2018	$1,179,252	Patriot Snacks Real Estate, LLC	Property: 2 Annette Road, Foxborough, MA	Snyder’s of Hanover, Inc. Snyder’s of Hanover Mfg
$10,000,000 Libor rate loan from Wachovia Bank, N.A. maturing September 2015	$5,606,444	Snyder’s of Hanover Mfg., Inc.	Pledge of Marketable Securities	None
Schedule 5.15
(to Amended and Restated Note Purchase Agreement)

	Principal
	Amount
Indebtedness	Outstanding	Obligor	Collateral	Guaranty
$2,915,684 Libor rate loan from Manufacturers & Traders Trust Company maturing December 2011	$2,674,524	Patriot Snacks Real Estate, LLC	Assignment to bank of all present and future agreements related to the premises	Snyder’s of Hanover, Inc. Snyder’s of Hanover Mfg
$1,000,000 Term loan from Webster Bank payable December 2015	$695,994	Melisi Snack Foods, Inc.	All business assets	None
$3,300,000 Libor rate loan from TD Banknorth, N.A. maturing March 2017	$2,334,495	Michaud Distributors	Inventory, Chattel Paper, Accounts, Equipment and General Intangibles	None
$10,000,000 Libor rate loan from Manufacturers and Traders Trust Company, maturing November 2013	$3,083,334	Snyder’s of Hanover Mfg., Inc.	None	Company
$800,000 Term loan from TD Banknorth payable July 2013	$628,580	Michaud Distributors	None	None
$600,000 Secured term loan payable from TD Banknorth maturing January 2012	$157,490	Michaud Distributors	Pledge of notes receivable due from independent operators	None
Vehicle installment note through 2011	$4,394	Melisi Snack Foods	Vehicle	None
Installment notes payable through 2011	$162,133	Michaud Distributors	None	None
Capital lease obligations	$32,449	Patriot Snacks, ,LLC	Tow motors	None
Installment notes payable through 2011	$18,385	Melisi Snack Foods, Inc.	None	None
Capital lease obligation	$12,416	Melisi Snack Foods, Inc.	Tow motor	None
Non-interest bearing covenant due B. Reese payable through 2010 (1)	$3,333	Snyder’s of Hanover Mfg., Inc.	None	None

5.15-2

	Principal
	Amount
Indebtedness	Outstanding	Obligor	Collateral	Guaranty
Equipment revolver from TD Banknorth payable through 2010	$722,347	Michaud Distributors	None	None
Senior notes due June 2017	$100,000,000	Snyder’s of Hanover Mfg., Inc.	None	Snyder’s of Hanover, Inc.
Guarantee to Bank of America for loans directly to independent route operators; guarantee is to protect 25% of outstanding loan amounts, which is currently $12.2 million as of October 10, 2010	$3,050,000 maximum exposure assuming all operators default	Independent Route Operators	None	Snyder’s of Hanover, Inc.

(1)	Final payment to B. Reese was made November 2010.
(b)
None.
(c)
None.

5.15-3

[Form of Note]
Lance, Inc.1
5.72% Senior Note Due June 12, 2017

No. [__]	[Date]
$[___]	PPN 83354*AA6
     For Value Received, the undersigned, Lance, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of North Carolina, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on June 12, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.72% per annum from the date hereof, payable semiannually, on the 12th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.72% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of the Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 7, 2010 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Snyder’s of Hanover Manufacturing, Inc., Snyder’s of Hanover, Inc., and the respective Noteholders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement (except that with respect to any holder of this Note other than the original

1	After the filing and effectiveness of an amendment, if any, to the Company’s Articles of Incorporation changing the Company’s name from “Lance, Inc.” to “Snyder’s-Lance, Inc.”, references in this form of instrument to “Lance, Inc.” shall be deemed a reference to “Snyder’s-Lance, Inc.”
Exhibit 1
(to Amended and Restated Note Purchase Agreement)

Noteholder, for purposes of the representation in Section 6.2, all references therein to “Snyder’s Manufacturing” shall be deemed references to the “Company”). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     Payment of the principal of, and Make-Whole Amount, if any, and interest on this Note has been unconditionally guaranteed by each Subsidiary Guarantor, if any, in accordance with the terms of the Subsidiary Guaranty Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note amends and restates that certain Senior Note dated June 12, 2007 in the original principal amount of $[_________] executed and delivered by Snyder’s of Hanover Manufacturing, Inc. (the “Original Note”). This Note is executed and delivered in substitution for, but not in satisfaction of, the Original Note.
     This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Lance, Inc.
By
Name
Title

Form of Opinion of Special Counsel
to the Company
December 7, 2010
To each of the Noteholders listed on
Schedule A to the Purchase Agreement (as defined below)
Re: Lance, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to Lance, Inc., a North Carolina corporation (the “Company”), in connection with the Amended and Restated Note Purchase Agreement dated as of December 7, 2010 (the “Purchase Agreement”) between the noteholders named on Schedule A to the Purchase Agreement (each a “Noteholder”) and the Company. The Purchase Agreement provides for the amendment and restatement of certain notes issued by the Company to the Noteholders (the “Transaction”). We are delivering this opinion letter to you at the Company’s request pursuant to Section 4.4(a) of the Purchase Agreement. This opinion letter has been prepared and should be understood in accordance with the Legal Opinion Principles, 53 Bus.Law. 831 (1998) and Guidelines for the Preparation of Closing Opinions, 57 Bus.Law. 875 (2002), of the Committee on Legal Opinions, ABA Section of Business Law.
     The following documents, all dated as of December 7, 2010, are referred to collectively in this opinion letter as the “Transaction Documents”:
1.	Purchase Agreement; and

2.	5.72% Senior Notes due June 12, 2017 by the Company payable to each of the Noteholders in the principal amounts set forth on Schedule A to the Purchase Agreement.
     Capitalized terms used but not defined in this opinion letter have the meanings given to them in the Purchase Agreement. References in this opinion letter to our knowledge mean a conscious present awareness of facts, without investigation, by any of the lawyers currently with this firm who have given substantive attention to legal representation of the Company in matters relating directly to the Transaction Documents.
     In connection with rendering the opinions set forth below, we have examined the Transaction Documents and made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also examined and relied on a certificate of an officer of
Exhibit 4.4(a)
(to Amended and Restated Note Purchase Agreement)

the Company (the “Fact Certificate”). A copy of the Fact Certificate has been furnished to you or your counsel. We have not independently established any of the facts so relied on.
     For the purposes of this opinion letter we have made assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, that all signatures on each such document are genuine, and that no changes in the facts certified in the Fact Certificate have occurred or will occur after the date of the Fact Certificate. We have further assumed the legal capacity of natural persons, and we have assumed that each party to each of the Transaction Documents (other than the Company) has the legal capacity and has satisfied all legal requirements necessary to make that Transaction Document enforceable against it. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to the law of the State of North Carolina, other than its law relating to choice of law, and federal law of the United States that in our experience is applicable to transactions of the type contemplated by the Transaction Documents. We are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health and safety, and securities laws. In addition, we are not opining on the law of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:
     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina.
     2. The Company has the corporate power to execute, deliver, and perform its obligations under each of the Transaction Documents.
     3. The Company has taken all corporate action necessary to authorize the execution and delivery of and performance of its obligations under each of the Transaction Documents, and has duly executed and delivered each of them.
     4. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, do not violate the Company’s Certificate of Incorporation or By-laws.
     5. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, do not, to our knowledge, (a) breach or constitute a default of the Company under the express terms of the Bank Credit Agreement or any agreement or instrument listed as an exhibit to the Company’s most recent annual report on Form 10-K or to any quarterly report on Form 10-Q filed after such

10-K, or (b) result in a lien on any property of the Company pursuant to the express terms of any such agreement or instrument.
     6. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, do not violate North Carolina Business Corporation Act or any applicable statute, rule, or regulation of the State of North Carolina or the United States.
     7. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, do not require the Company to obtain any approval by or make any filing with any governmental authority under any statute, rule, or regulation of the State of North Carolina or the United States, other than approvals and filings previously obtained or made and in full force and effect.
     In addition, we advise you that we were not engaged by the Company to give substantive attention, in the form of legal consultation or representation, to any action or proceeding pending before any court, governmental agency or arbitrator, or overtly threatened in writing, against the Company that seeks to enjoin the performance of the Transaction Documents or the consummation of the transactions thereunder.
     We express no opinion with respect to any matter involving financial information or relating to compliance with financial covenants or financial requirements.
     In rendering our opinion that the Company “validly existing” we have relied solely upon a certificate of existence regarding the Company from the Secretary of State of the State of North Carolina dated December 1, 2010. We are furnishing this opinion letter to you solely in connection with the Transaction. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent except that (i) successors and assigns of each Noteholder and other transferees of the Notes may rely on this opinion as if they were an original addressee and (ii) you may provide copies of this opinion letter to (a) potential transferees, successors and assigns, (ii) any governmental or regulatory agency (including, without limitation, the NAIC) having jurisdiction over you and (c) any court of law or other tribunal in connection with any matter relating to the Transaction Documents. The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
Yours truly,

Form of Opinion of Special Counsel
to the Noteholders
December 7, 2010

To:	The Parties listed on Schedule A to the Note Purchase Agreement (defined below)

	Re:	$100,000,000.00 5.72% Senior Notes
Due June 12, 2017
of
Lance, Inc.

Ladies and Gentlemen:
     We have acted as your special counsel in connection with the execution and delivery of (i) the Amended and Restated Note Purchase Agreement dated as of December 7, 2010 (the “Note Purchase Agreement”), by and among Lance, Inc., a North Carolina corporation (the “Company”), Snyder’s of Hanover Manufacturing, Inc., a Pennsylvania corporation (“Snyder’s Manufacturing”), Snyder’s of Hanover, Inc., a Pennsylvania corporation (“Snyder’s”), and each of you, respectively, and (ii) $100,000,000.00 aggregate principal amount of the Company’s amended and restated 5.72% Senior Notes, due June 12, 2017 (the “Notes”).
     In that connection, we have examined the following:
     (a) the Note Purchase Agreement;
     (b) the Notes delivered on the date hereof and registered in the names of the purchasers and in the amounts set forth in Schedule A to the Note Purchase Agreement;
     (c) the opinion of K&L Gates LLP, counsel to the Company, dated the date hereof and delivered in response to Section 4.4(a) of the Note Purchase Agreement; and
     (d) such other documents and matters of law as we have deemed necessary to give the opinions hereinafter expressed.
Exhibit 4.4(b)
(to Amended and Restated Note Purchase Agreement)

     The documents referenced in clauses (a) and (b) above are hereinafter referred to collectively as the “Financing Documents.”
     We believe that the opinion referred to in clause (c) above is satisfactory in scope and form and that you and we are justified in relying thereon. As to all matters of fact we have relied solely upon (a) the representations and warranties of the Company and you set forth in the Note Purchase Agreement and (b) the certificates of public officials and of the officers of the Company, and have assumed, without independent inquiry, the accuracy of such representations, warranties and certificates.
     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing the Financing Documents validly exists and has the power and authority to enter into and perform its obligations under the Financing Documents. We have assumed that the Financing Documents have been duly authorized by all parties, have been duly executed and delivered by all parties and, as to Persons other than the Company, are binding upon and enforceable against such Persons. We have also assumed that the execution, delivery and performance of the Financing Documents do not violate or result in any breach of the charter documents of the Company or any agreement to which the Company is subject or require any authorization, consent, approval, exemption or other action by, or notice to or filing with, any Governmental Authority (excluding the federal laws of the United States or the laws of the State of New York) which has not been obtained.
     For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to (a) the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to conflicts of law principles and (b) the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. In addition, we note that the Financing Documents contain provisions stating that they are to be governed by the laws of the State of New York. Except to the extent that such provisions are made enforceable by New York General Obligations Law Section 5-1401 as applied by New York state courts or federal courts applying New York choice of law rules, no opinion is given herein as to any such provisions, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Financing Documents.
     The opinions set forth below are further subject to the following exceptions, qualifications and assumptions:
     (a) the enforcement of any obligations of any person or entity under the Financing Documents or otherwise may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights), and general principles of equity including any implied duty of good faith and fair dealing

(regardless of whether the application of such principles is considered in a proceeding in equity or at law);
     (b) we express no opinion as to the availability of any specific or equitable relief of any kind;
     (c) we express no opinions as to any anti-fraud securities, “blue sky,” anti-trust or tax laws of any jurisdiction; and
     (d) we express no opinion as to the enforceability of any particular provision of any of the Financing Documents relating to (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, (ii) waivers of an applicable defenses, setoffs, recoupments, or counterclaims, (iii) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law, or (iv) exculpation or exoneration clauses, contribution provisions and clauses relating to releases or waivers of immaterial claims or rights.
Based upon the foregoing, we are of the opinion that:
     1. The Note Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     2. The Notes constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     3. The issuance and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
     This opinion is being furnished only to you in connection with the purchase of the Notes pursuant to the Note Purchase Agreement, and is not to be used, quoted, relied upon or otherwise referred to by any other Person or for any other purposes without our prior written consent, except that this opinion may be reviewed, but not relied upon, by legal and regulatory authorities and may be relied upon as of the date hereof by subsequent holders of the Notes who are Institutional Investors and who have acquired the Notes in accordance with the terms of the Note Purchase Agreement as if such subsequent holders were original addressees hereon. This opinion is based on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.
Respectfully submitted,

[Form of]
Subsidiary Guaranty Agreement
Dated as of [                    ]
from
The Subsidiary Guarantors Named Herein
for the benefit of
The Holders of the Notes
of
Lance, Inc.2

2	After the filing and effectiveness of an amendment, if any, to the Company’s Articles of Incorporation changing the Company’s name from “Lance, Inc.” to “Snyder’s-Lance, Inc.”, references in this form of instrument to “Lance, Inc.” shall be deemed a reference to “Snyder’s-Lance, Inc.”
Exhibit 9.7
(to Amended and Restated Note Purchase Agreement)

-i-

Exhibit A — Form of Supplemental Agreement

-ii-

     Subsidiary Guaranty Agreement, dated as of [                                        ] (this “Guaranty”), from each of [                                        ], and such Subsidiaries as shall become parties hereto in accordance with Section 13 hereof (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), for the benefit of the holders from time to time of the Notes (as defined below) (such holders, together with their successors, assigns or any other future holder of the Notes, the “Holders”). Capitalized terms used herein are defined in Section 14 hereof or the Note Purchase Agreement referred to below.
     Whereas, Lance, Inc., a company incorporated under the laws of North Carolina (the “Company”)3, has authorized the issue of $100,000,000 aggregate principal amount of its 5.72% Senior Notes due June 12, 2017 (the “Notes”, such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement (as defined below)), pursuant to the Amended and Restated Note Purchase Agreement, dated as of December 7, 2010 (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”) among the Company, Snyder’s of Hanover Manufacturing, Inc., Snyder’s of Hanover, Inc. and the Noteholders named therein.
     Whereas, each of the Subsidiary Guarantors is a Subsidiary of the Company.
     Whereas, pursuant to the terms of Section 9.7 of the Note Purchase Agreement, the Company has agreed that certain of its Subsidiaries will guarantee the obligations of the Company under the Notes and the Note Purchase Agreement.
     Whereas, the Subsidiary Guarantors are part of an affiliated group of business entities with the Company and each has received substantial direct and indirect benefit from the issue of the Notes to the original Holders and each views the issuance by the Company of the Notes to the original Holders as in the best interests of such Subsidiary Guarantor.
     Now, Therefore, in consideration of the premises, each of the Subsidiary Guarantors, intending to be legally bound, hereby agrees for the benefit of the Holders, as follows:
Section 1. Guaranty.
     Each Subsidiary Guarantor, together with all other Subsidiary Guarantors, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, as a primary obligor and not merely as a surety, to each Holder and its successors and assigns, the full and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the principal of and Make-Whole Amount and interest on (including, without

3	After the filing and effectiveness of an amendment, if any, to the Company’s Articles of Incorporation changing the Company’s name from “Lance, Inc.” to “Snyder’s-Lance, Inc.”, references in this form of instrument to “Lance, Inc.” shall be deemed a reference to “Snyder’s-Lance, Inc.”

limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Company) the Notes and all other amounts under the Note Purchase Agreement and all other obligations, agreements and covenants of the Company now or hereafter existing under the Note Purchase Agreement whether for principal, Make-Whole Amount, interest (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Company), indemnification payments, expenses (including reasonable attorneys’ fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by any Holder in connection with enforcing any rights under this Guaranty (all such obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses incurred by each Holder in enforcing this Guaranty; provided that, notwithstanding anything contained herein or in the Note Purchase Agreement to the contrary, the maximum liability of each Subsidiary Guarantor hereunder and under the Note Purchase Agreement shall in no event exceed such Guarantor’s Maximum Guaranteed Amount, and provided further, each Subsidiary Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of such Maximum Guaranteed Amount and the recipient of such payment, if so required by a final non-appealable order of a court of competent jurisdiction, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Subsidiary Guarantors (and the Company) shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from to time exceed the Maximum Guaranteed Amount of such Subsidiary Guarantor without impairing this Guaranty or affecting the rights and remedies of the Holders hereunder.
     Notwithstanding any stay, injunction or other prohibition preventing such action against the Company, if for any reason whatsoever the Company shall fail or be unable to duly, punctually and fully perform and (in the case of the payment of Guaranteed Obligations) pay such amounts as and when the same shall become due and (in the case of the payment of Guaranteed Obligations) payable or to perform or comply with any other Guaranteed Obligation, whether or not such failure or inability shall constitute an “Event of Default” under the Note Purchase Agreement or the Notes, each Subsidiary Guarantor will forthwith (in the case of the payment of Guaranteed Obligations) pay or cause to be paid such amounts to the Holders, in lawful money of the United States of America, at the place specified in the Note Purchase Agreement, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with, (in the case of the payment of Guaranteed Obligations) together with interest (in the amounts and to the extent required under such Notes) on any amount due and owing.
Section 2. Representations and Warranties.
     Each Subsidiary Guarantor hereby represents and warrants as follows:
     (a) All representations and warranties contained in the Note Purchase Agreement that relate to such Subsidiary Guarantor are true and correct in all respects.

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     (b) Such Subsidiary Guarantor acknowledges that, any default in the due observance or performance by such Subsidiary Guarantor of any covenant, condition or agreement contained herein (if, after the running of any applicable notice and opportunity to cure periods provided in the Note Purchase Agreement, such default or event of default remains uncured) shall constitute an Event of Default.
     (c) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or expressly waived.
     (d) Such Subsidiary Guarantor has, independently and without reliance upon the Holders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. Such Subsidiary Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guaranty, and the Board of Directors of such Subsidiary Guarantor has decided that a direct and/or an indirect benefit will accrue to such Subsidiary Guarantor by reason of the execution of this Guaranty.
     (e) (i) This Guaranty is not given with actual intent to hinder, delay or defraud any Person to which such Subsidiary Guarantor is or will become, on or after the date hereof, indebted; (ii) such Subsidiary Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty; (iii) such Subsidiary Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guaranty; (iv) such Subsidiary Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Subsidiary Guarantor constitutes an unreasonably small amount of capital; and (v) such Subsidiary Guarantor does not intend to incur debts that will be beyond such Subsidiary Guarantor’s ability to pay as such debts mature.
     (f) Each Subsidiary Guarantor is a corporation or other legal entity duly organized and validly existing under the laws of its state of organization, and has the requisite power, authority and legal right under the laws of its state of organization to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Guaranty.
     (g) The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate or other organizational action on the part of each Subsidiary Guarantor, and does not require any consent or approval of, or the giving of notice to, or the taking of any other action in respect of, any stockholder or trustee or holder of any indebtedness or obligations of such Subsidiary Guarantor. This Guaranty constitutes a legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except that such enforceability is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganization and other similar laws of general application relating to or affecting the rights of creditors or pledgees and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

E-9.7-3

     (h) The execution, delivery and performance of this Guaranty does not and will not conflict with or result in any violation of or default under any provision of the Articles of Incorporation or by-laws or partnership agreement, as the case may be, of any Subsidiary Guarantor, or any indenture, mortgage, deed of trust, instrument, law, rule or regulation binding on any Subsidiary Guarantor or to which a Subsidiary Guarantor is a party.
     (i) The execution, delivery and performance of this Guaranty does not and will not result in violation of any judgment or order applicable to any Subsidiary Guarantor or result in the creation or imposition of any Lien on any of the properties or revenues of any Subsidiary Guarantor pursuant to any requirement of law or any indenture, mortgage, deed of trust or other instrument to which such Subsidiary Guarantor is a party.
     (j) The execution, delivery and performance of this Guaranty do not and will not conflict with and do not and will not require any consent, approval or authorization of, or registration or filing with, any governmental authority or agency of the state of organization of any Subsidiary Guarantor or of the United States or any State.
     (k) There are no pending or, to the knowledge of any Subsidiary Guarantor, threatened actions or proceedings against or affecting such Subsidiary Guarantor or any of its properties by or before any court or administrative agency or arbiter that would adversely affect the ability of such Subsidiary Guarantor to perform its obligations hereunder or call into question the validity or enforceability of this Guaranty.
     (l) Each Subsidiary Guarantor’s obligations under this Guaranty are at least pari passu in right of payment with all other unsecured claims against the general creditors of such Subsidiary Guarantor.
     (m) No Subsidiary Guarantor is in breach of or default under or with respect to any instrument, document or agreement binding upon such Subsidiary Guarantor which breach or default could reasonably be expected to have a material adverse effect on its ability to perform hereunder or result in the creation of a Lien on any property of such Subsidiary Guarantor other than Liens permitted under Section 10.5 of the Note Purchase Agreement. Each Subsidiary Guarantor is in compliance with all applicable requirements of law except such non-compliance as would not have a material adverse effect on its ability to perform hereunder.
Section 3. Subsidiary Guarantor’s Obligations Unconditional.
     (a) This Guaranty shall constitute a guarantee of payment, performance and compliance and not of collection, and each Subsidiary Guarantor specifically agrees that it shall not be necessary, and that such Subsidiary Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of such Subsidiary Guarantor under this Guaranty or requiring payment or performance of the Guaranteed Obligations by any Subsidiary Guarantor hereunder, or at any time thereafter, that any Holder: (a) file suit or proceed to obtain or assert a claim for

E-9.7-4

personal judgment against the Company or any other Person that may be liable for or with respect to any Guaranteed Obligation; (b) make any other effort to obtain payment or performance of any Guaranteed Obligation from the Company or any other Person that may be liable for or with respect to such Guaranteed Obligation, except for the making of the demands, when appropriate, described in Section 1; (c) foreclose against, or seek to realize upon security now or hereafter existing for such Guaranteed Obligations; (d) except to the extent set forth in Section 1, exercise or assert any other right or remedy to which such Holder is or may be entitled in connection with any Guaranteed Obligation or any security or other guaranty therefor; or (e) assert or file any claim against the assets of the Company or any other Person liable for any Guaranteed Obligation. Each Subsidiary Guarantor agrees that this Guaranty shall be continuing, and that the Guaranteed Obligations will be paid and performed in accordance with their terms and the terms of this Guaranty, and are the primary, absolute and unconditional obligations of such Subsidiary Guarantor, irrespective of the value, genuineness, validity, legality, regularity or enforceability or lack thereof of any part of the Guaranteed Obligations or any agreement or instrument relating to the Guaranteed Obligations or this Guaranty, or the existence of any indemnities with respect to the existence of any other guarantee of or security for any of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of each Subsidiary Guarantor hereunder shall be irrevocable, primary, absolute and unconditional under any and all circumstances.
     (b) Each Subsidiary Guarantor hereby expressly waives notice of acceptance of and reliance upon this Guaranty, diligence, presentment, demand of payment or performance, protest and all other notices (except as otherwise provided for in Section 1) whatsoever, any requirement that the Holders exhaust any right, power or remedy or proceed against the Company or against any other Person under any other guarantee of, or security for, or any other agreement, regarding any of the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, subject solely to the requirement of making demands under Section 1, the occurrence of any event or other circumstance that might otherwise vary the risk of the Company or such Subsidiary Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of set-off by, the Company or such Subsidiary Guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations), shall not affect the liability of the Subsidiary Guarantor hereunder.
     (c) The obligations of each Subsidiary Guarantor under this Guaranty are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim such Subsidiary Guarantor or any other Person may have against the Company, any Holder or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever (whether or not such Subsidiary Guarantor or the Company shall have any knowledge or notice thereof), including:
     (i) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument

E-9.7-5

executed in connection therewith, or any contract or understanding with the Company, the Holders, or any of them, or any other Person, pertaining to the Guaranteed Obligations;
     (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by any Holder to the Company or any other Person liable on the Guaranteed Obligations, or the failure of any Holder to assert any claim or demand or to exercise any right or remedy against the Company or any other Person under the provisions of the Note Purchase Agreement, the Notes or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Note Purchase Agreement, the Notes, any guarantee or any other agreement;
     (iii) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Company or any other such Person, or any change, restructuring or termination of the structure or existence of the Company or any other such Person, or any sale, lease or transfer of any or all of the assets of the Company or any other such Person, or any change in the shareholders, partners, or members of the Company or any other such Person; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;
     (iv) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Company or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Company or any other Person, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;
     (v) any full or partial release of the liability of the Company on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor may be required to pay the

E-9.7-6

Guaranteed Obligations in full without assistance or support of any other Person, and such Subsidiary Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any parties other than the Company will be liable to perform the Guaranteed Obligations, or that the Holders will look to other parties to perform the Guaranteed Obligations;
     (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;
     (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;
     (viii) the failure of any Holder or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
     (ix) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral;
     (x) any payment by the Company to any Holder being held to constitute a preference under any Fraudulent Conveyance Law, or for any reason any Holder being required to refund such payment or pay such amount to the Company or someone else;
     (xi) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices such Subsidiary Guarantor or increases the likelihood that such Subsidiary Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of such Subsidiary Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;
     (xii) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

E-9.7-7

     (xiii) any default, failure or delay, willful or otherwise, in the performance by the Company or any Subsidiary Guarantor or any other Person of any obligations of any kind or character whatsoever under the Note Purchase Agreement, this Guaranty or any other agreement;
     (xiv) any merger or consolidation of the Company or any Subsidiary Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Subsidiary Guarantor or any other Person to any other Person, or any change in the ownership of any shares or partnership interests of the Company, any Subsidiary Guarantor or any other Person, or any change in the relationship between the Company and any Subsidiary Guarantor or any termination of any such relationship;
     (xv) in respect of the Company, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any Subsidiary Guarantor or any other Person and whether or not of the kind hereinbefore specified; or
     (xvi) any other occurrence, circumstance, or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against such Subsidiary Guarantor;
provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Subsidiary Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment and performance of all obligations of the Company under the Note Purchase Agreement and the Notes in accordance with their respective terms as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company or any Subsidiary Guarantor shall default under or in respect of the terms of the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company or any Subsidiary Guarantor under the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default. All waivers herein contained shall be without prejudice to the Holders at their respective options to proceed against the Company, any Subsidiary Guarantor or other Person, whether by separate action or by joinder.

E-9.7-8

     (d) Each Subsidiary Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Subsidiary Guarantor may, without in any manner affecting the liability of any Subsidiary Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:
     (i) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of the Company or any Subsidiary Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligations of the Company on the Note Purchase Agreement or the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Guaranty; or
     (ii) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any debt, liability or obligation of the Company, any Subsidiary Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligation of the Company on the Note Purchase Agreement or the Notes; or
     (iii) settle, adjust or compromise any claim of the Company or any Subsidiary Guarantor against any other Person secondarily or otherwise liable for any debt, liability or obligation of the Company on the Note Purchase Agreement or the Notes.
Each Subsidiary Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Subsidiary Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.
     (e) All rights of any Holder may be transferred or assigned at any time in accordance with the Note Purchase Agreement and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the Note Purchase Agreement without the consent of or notice to the Subsidiary Guarantors under this Guaranty.
     (f) No Holder shall be under any obligation: (i) to marshal any assets in favor of the Subsidiary Guarantors or in payment of any or all of the liabilities of the Company or any Subsidiary Guarantor under or in respect of the Notes or the obligations of the Company and the Subsidiary Guarantors under the Note Purchase Agreement or (ii) to pursue any other remedy that the Subsidiary Guarantors may or may not be able to pursue themselves and that may lighten the Subsidiary Guarantors’ burden, any right to which each Subsidiary Guarantor hereby expressly waives.

E-9.7-9

Section 4. Full Recourse Obligations; Pari Passu Ranking.
     Subject to the Maximum Guaranteed Amount specified above, the obligations of each Subsidiary Guarantor set forth herein constitute the full recourse obligations of such Subsidiary Guarantor enforceable against it to the full extent of all its assets and properties.
     The respective obligations under this Guaranty of the Subsidiary Guarantors are and at all times shall remain direct and unsecured obligations of the Subsidiary Guarantors ranking pari passu as against the assets of the Subsidiary Guarantors without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Subsidiary Guarantors which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Subsidiary Guarantors.
Section 5. Waiver.
     Each Subsidiary Guarantor unconditionally waives, to the extent permitted by applicable law:
     (a) notice of any of the matters referred to in Section 3;
     (b) notice to such Subsidiary Guarantor of the incurrence of any of the Guaranteed Obligations, notice to such Subsidiary Guarantor of any breach or default by the Company or such Subsidiary Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any Holder against such Subsidiary Guarantor;
     (c) presentment to the Company or such Subsidiary Guarantor or of payment from the Company or such Subsidiary Guarantor with respect to any Note or other Guaranteed Obligation or protest for nonpayment or dishonor;
     (d) any right to the enforcement, assertion, exercise or exhaustion by any Holder of any right, power, privilege or remedy conferred in any Note, the Note Purchase Agreement or otherwise;
     (e) any requirement of diligence on the part of any Holder;
     (f) any requirement to mitigate the damages resulting from any default under the Notes or the Note Purchase Agreement;
     (g) any notice of any sale, transfer or other disposition of any right, title to or interest in any Note or other Guaranteed Obligation by any Holder, assignee or participant thereof, or in the Note Purchase Agreement;
     (h) any release of any Subsidiary Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder; and

E-9.7-10

     (i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Subsidiary Guarantor.
Section 6. Waiver of Subrogation.
     Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, or any application by any Holder of any security or of any credits or claims, no Subsidiary Guarantor will assert or exercise any rights of any Holder or of such Subsidiary Guarantor against the Company to recover the amount of any payment made by such Subsidiary Guarantor to any Holder hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Subsidiary Guarantor shall not have any right of recourse to or any claim against assets or property of the Company, in each case unless and until the Guaranteed Obligations have been paid in full. Until such time (but not thereafter), each Subsidiary Guarantor hereby expressly waives any right to exercise any claim, right or remedy which such Subsidiary Guarantor may now have or hereafter acquire against the Company or any other Subsidiary Guarantor that arises under the Notes, the Note Purchase Agreement or from the performance by any Subsidiary Guarantor of the guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any Holder against the Company or any Subsidiary Guarantor, or any security that any Holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to a Subsidiary Guarantor by the Company or another Subsidiary Guarantor after payment in full of the Guaranteed Obligations, and all or any portion of the Guaranteed Obligations shall thereafter be reinstated in whole or in part and any Holder is required to repay any sums received by any of them in payment of the Guaranteed Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any Federal or state law.
Section 7. Subordination.
     If any Subsidiary Guarantor becomes the holder of any indebtedness payable by the Company or another Subsidiary Guarantor, each Subsidiary Guarantor hereby subordinates all indebtedness owing to it from the Company or such other Subsidiary Guarantor to all indebtedness of the Company to the Holders, and agrees that, during the continuance of any Event of Default, it shall not accept any payment on the same until payment in full of the Guaranteed Obligations and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to a Subsidiary Guarantor by the Company or another Subsidiary Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

E-9.7-11

Section 8. Effect of Bankruptcy Proceedings, Etc.
     (a) If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of, the Guaranteed Obligations, any Holder is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender), such payment or proceeds to any Person (i) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (ii) for any other similar reason, including, without limitation, (x) any judgment, decree or order of any court or administrative body having jurisdiction over any Holder or any of their respective properties or (y) any settlement or compromise of any such claim effected by any Holder with any such claimant (including the Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise, and the Subsidiary Guarantors, jointly and severally, shall be liable to pay the Holders, and hereby do indemnify the Holders and hold them harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys’ fees, court costs and expenses attributable thereto) incurred by any Holder in defense of any claim made against any of them that any payment or proceeds received by any Holder in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any Federal or state law.
     (b) If an event permitting the acceleration of the maturity of any of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of any case or proceeding contemplated by Section 8(a) hereof, then, for the purpose of defining the obligation of any Subsidiary Guarantor under this Guaranty, the maturity of the principal amount of the Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if an acceleration had occurred in accordance with the terms of such Guaranteed Obligations, and such Subsidiary Guarantor shall forthwith pay such principal amount, all accrued and unpaid interest thereon, and all other Guaranteed Obligations, due or that would have become due but for such case or proceeding, without further notice or demand.
Section 9. Term of Guaranty.
     This Guaranty and all guarantees, covenants and agreements of each Subsidiary Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the principal of and interest on the Notes, the other Guaranteed Obligations and other independent payment obligations of such Subsidiary Guarantor under this Guaranty shall be paid in cash and performed in full, and all of the agreements of each of the other Subsidiary Guarantors hereunder shall be duly paid in cash and performed in full, provided, however, that a Subsidiary Guarantor may be released from this Guaranty at an earlier time in

E-9.7-12

accordance with and subject to the terms and conditions of Section 9.7(b) of the Note Purchase Agreement.
Section 10. Contribution.
     In order to provide for just and equitable contribution among the Subsidiary Guarantors, each Subsidiary Guarantor agrees that, to the extent any Subsidiary Guarantor makes any payment hereunder on any date which, when added to all preceding payments made by such Subsidiary Guarantor hereunder, would result in the aggregate payments by such Subsidiary Guarantor hereunder exceeding its Percentage (as defined below) of all payments then or theretofore made by all Subsidiary Guarantors hereunder, such Subsidiary Guarantor shall have a right of contribution against each other Subsidiary Guarantor whose aggregate payments then or theretofore made hereunder are less than its Percentage of all payments by all Subsidiary Guarantors then or theretofore made hereunder, in an amount such that, after giving effect to any such contribution rights, each Subsidiary Guarantor will have paid only its Percentage of all payments by all Subsidiary Guarantors then or theretofore made hereunder. A Subsidiary Guarantor’s “Percentage” on any date shall mean the percentage obtained by dividing (a) the Adjusted Net Assets of such Subsidiary Guarantor on such date by (b) the sum of the Adjusted Net Assets of all Subsidiary Guarantors on such date. “Adjusted Net Assets” means, for each Subsidiary Guarantor on any date, the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including contingent liabilities, but excluding liabilities under this Guaranty, of such Subsidiary Guarantor on such date and (ii) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor on such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts, excluding debt in respect of this Guaranty, as they become absolute and matured.
Section 11. Limitation of Liability.
     Each Subsidiary Guarantor hereby confirms that it is the intention of such Subsidiary Guarantor that the guarantee by such Subsidiary Guarantor pursuant to this Guaranty not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar applicable Federal or state law (all such statutes and laws are collectively referred to as “Fraudulent Conveyance Laws”). To effectuate the foregoing intention, each Subsidiary Guarantor hereby irrevocably agrees that the obligations of such Subsidiary Guarantor under this Guaranty shall be limited to the amount as will, after giving effect to all rights to receive any collections from or payments by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor pursuant to Section 10 hereof, result in the obligations of such Subsidiary Guarantor under this Guaranty not constituting such a fraudulent transfer or conveyance. In the event that the liability of any Subsidiary Guarantor hereunder is limited pursuant to this Section 11 to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Subsidiary Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

E-9.7-13

Section 12. Negative Pledge.
     Except as permitted under Section 10.5 of the Note Purchase Agreement, no Subsidiary Guarantor will create any Lien on its assets to any other Person during the pendency of this Guaranty except for Liens permitted by Section 10.5 of the Note Purchase Agreement.
Section 13. Supplemental Agreement.
     Upon execution and delivery by a Subsidiary of a Supplemental Agreement substantially in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guaranty.
Section 14. Definitions and Terms Generally.
     (a) Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement are used herein as defined therein. In addition, the following terms shall have the following meanings.
     “Adjusted Net Assets” has the meaning specified in Section 10 hereof.
     “Fraudulent Conveyance Laws” has the meaning specified in Section 11 hereof.
     “Guaranteed Obligations” has the meaning specified in Section 1 hereof.
     “Guaranty” has the meaning specified in the introduction hereto.
     “Holders” has the meaning specified in the introduction hereto.
     “Maximum Guaranteed Amount” shall mean, for each Subsidiary Guarantor, the maximum amount which any Subsidiary Guarantor could pay under this Guaranty without having such payment set aside as a fraudulent transfer or conveyance or similar action under Fraudulent Conveyance Law.
     “Note Purchase Agreement” has the meanings specified in the Recitals hereto.
     “Notes” has the meanings specified in the Recitals hereto.
     “Percentage” has the meaning specified in Section 10 hereof.
     “Subsidiary Guarantor” has the meaning specified in the introduction hereto.

E-9.7-14

     (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Guaranty unless the context shall otherwise require.
Section 15. Notices.
     All notices under the terms and provisions hereof shall be in writing (with charges prepaid), and shall be delivered or sent by hand, by telecopy, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed,
     (a) if to any Holder, at the address set forth in the Note Purchase Agreement, or at such other address as any such Holder shall from time to time designate to the Company,
     (b) if to a Subsidiary Guarantor, at the address of such Subsidiary Guarantor set forth on the signature pages hereto or at such other address as such Subsidiary Guarantor shall from time to time designate in writing to each Holder.
     A notice or communication shall be deemed to have been duly given and effective:
     (a) when delivered (whether or not accepted), if personally delivered;
     (b) five business days after being deposited in the mail, postage prepaid, if delivered by first-class mail (whether or not accepted);
     (c) when sent, if sent via facsimile;
     (d) when delivered if sent by registered or certified mail (whether or not accepted); and
     (e) on the next Business Day if timely delivered by an overnight air courier, with charges prepaid (whether or not accepted).
Section 16. Amendments, Etc.
     No amendment, alteration, modification or waiver of any term or provision of this Guaranty, nor consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Required Holders provided, however, that any amendment, alteration, modification or waiver of the terms and conditions contained in Section 1 hereof shall require consent from all Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

E-9.7-15

Section 17. Consent to Jurisdiction; Service of Process.
     (a) Each Subsidiary Guarantor irrevocably submits to the nonexclusive in personam jurisdiction of any New York State or federal court sitting in New York City, over any suit, action or proceeding arising out of or relating to this Guaranty or the Notes. To the fullest extent it may effectively do so under applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) Each Subsidiary Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 17 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.
     (c) Each Subsidiary Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 17 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of each Subsidiary Guarantor specified in Section 15 or at such other address of which each Holder shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 26. Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
     (d) Nothing in this Section 17 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against any Subsidiary Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
Section 18. Waiver of Jury Trial.
     Each Subsidiary Guarantor and by its acceptance hereof each holder, to the fullest extent permitted by applicable law, irrevocably and unconditionally waives the right to trial by jury in any legal or equitable action, suit or proceeding arising out of or relating to this Guaranty or the Note Purchase Agreement or any transaction contemplated hereby or thereby or the subject matter of any of the foregoing.

E-9.7-16

Section 19. Survival.
     All warranties, representations and covenants made by each Subsidiary Guarantor herein or in any written certificate or other instrument required to be delivered by it or on its behalf hereunder or under the Note Purchase Agreement shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any Holder or on such Holder’s behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such Subsidiary Guarantor hereunder.
Section 20. Severability.
     Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Subsidiary Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.
Section 21. Successors and Assigns.
     The terms of this Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Holders and their respective successors and assigns.
Section 22. Table of Contents; Headings.
     The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty.
Section 23. Counterparts.
     This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
Section 24. Governing Law.
     This Guaranty shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of such state.

E-9.7-17

Section 25. Covenant Compliance.
     Each Subsidiary Guarantor agrees to comply with each of the covenants contained herein and in the Note Purchase Agreement that imposes or purports to impose, by reference to such Subsidiary Guarantor, express or otherwise (including, without limitation, by way of the defined term “Subsidiary” or Subsidiaries), through agreements with the Company, restrictions or obligations on such Subsidiary Guarantor.
Section 26. Appointment of Process Agent.
     Each Subsidiary Guarantor hereby designates and appoints [                                        ] (or any successor corporation), at its office at [                                        ], as its authorized agent to accept and acknowledge on behalf of each Subsidiary Guarantor service of any and all process which may be served in any such action, suit or proceeding with respect to any matter as to which it has submitted to jurisdiction as set forth in Section 17, and it agrees that service upon such authorized agent shall be deemed in every respect service of process upon a Subsidiary Guarantor or its respective successors or assigns, and, to the extent permitted by applicable law, shall be taken and held to be valid personal service upon it. Such designation and appointment shall be irrevocable. Each Subsidiary Guarantor represents and warrants that [                                        ] has agreed to act as such agent for service of process on behalf of each Subsidiary Guarantor. Each Subsidiary Guarantor will take all action, including the filing of any and all documents and instruments, as may be necessary to continue in full force and effect the designation and appointment as such agent of [                                        ] or any successor corporation or such other corporation as shall be satisfactory to the Required Holders, so that each Subsidiary Guarantor shall at all times have an agent for service of process for the above purposes in the County of New York, State of New York.
     In Witness Whereof, each party hereto has caused this Guaranty to be duly executed as of the date first above written.

[Subsidiary Guarantor]
By:
Name:
Title:

[Address]

E-9.7-18

Exhibit A
Form of Supplemental Agreement
     Supplemental Agreement dated as of                     , ____ from                     , a                      corporation (the “New Subsidiary”), for the benefit of the Holders (as defined in the Guaranty referred to below). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Subsidiary Guaranty Agreement, dated as of                     , 20____ (the “Guaranty”), from: (i) [names of guarantors] (  ) such other Subsidiaries (as defined below) as shall become parties thereto in accordance therewith, for the benefit of the Holders (as such term is defined in such Guaranty).
     Whereas, Lance, Inc., a company incorporated under the laws of North Carolina (the “Company”)4, has authorized the issue of $100,000,000 aggregate principal amount of its 5.72% Senior Notes due June 12, 2017 (the “Notes”, such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement (as defined below)), pursuant to the Amended and Restated Note Purchase Agreement, dated as of December [7], 2010 (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”) among the Company, Snyder’s of Hanover Manufacturing, Inc., Snyder’s of Hanover, Inc. and the Noteholders named therein.
     Whereas, the New Subsidiary is a Subsidiary of the Company.
     Whereas, certain existing Subsidiaries of the Company have entered into the Guaranty.
     Whereas, the Note Purchase Agreement requires that certain Subsidiaries become party to the Guaranty (as a Subsidiary Guarantor).
     Whereas, the New Subsidiary is part of the affiliated group of business entities with the Company and has received substantial direct and indirect benefit from the issue of the Notes to the original Holders and views the issuance by the Company of the Notes to the original Holders as in the best interests of the New Subsidiary.
     Whereas, the Guaranty specifies that additional Subsidiaries may become Subsidiary Guarantors under such Guaranty by execution and delivery of an instrument in the form of this Agreement. The undersigned Subsidiary is executing this Agreement in accordance with the requirements of the Note Purchase Agreement in order to become a Subsidiary Guarantor under the Guaranty as consideration for the Notes previously issued.
     Now, Therefore, the New Subsidiary Guarantor agrees as follows:

4	After the filing and effectiveness of an amendment, if any, to the Company’s Articles of Incorporation changing the Company’s name from “Lance, Inc.” to “Snyder’s-Lance, Inc.”, references in this form of instrument to “Lance, Inc.” shall be deemed a reference to “Snyder’s — Lance, Inc.”

     Section 1. Guaranty. In accordance with Section 13 of the Guaranty, the New Subsidiary by its signature hereto shall become a Subsidiary Guarantor under such Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of such Guaranty applicable to it as a Subsidiary Guarantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor are true and correct on and as of the date hereof with the same effect as though made on and as of the date hereof, (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of such Guaranty, and (d) agrees that each reference to a “Subsidiary Guarantor” in such Guaranty shall be deemed to include the New Subsidiary.
     Section 2. Enforceability. The New Subsidiary hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the applicability of creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 3. Effect on Guaranty. Except as expressly supplemented hereby, the Guaranty shall continue in full force and effect.
     Section 4. Governing Law. This Agreement shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of such state.
     Section 5. Savings Clause. To the fullest extent permitted under applicable law, in the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to the New Subsidiary, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 6. Notices. All communications to the New Subsidiary shall be given to it at the address or telecopy number set forth under its signature hereto.

     In Witness Whereof, the New Subsidiary has duly executed this Agreement as of the day and year first above written.

[New Subsidiary]
By:
Name:
Title:
Address:
Telecopy: